                                                                   Exhibit 10(a)


                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of December 18, 1998, among ICF KAISER INTERNATIONAL, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 9300 Lee Highway, Fairfax, Virginia 22031-1207, each subsidiary of the Borrower that is a signatory hereto or that is joined to this Agreement pursuant to Section 18.7 hereof (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), each of the financial institutions signatories hereto (such financial institutions, together with their respective successors and assigns, each a "Lender" and collectively, the "Lenders"), and MADELEINE L.L.C., a New York limited liability company ("Madeleine"), with a place of business at 450 Park Avenue, New York, New York 10022, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

         WHEREAS, the Borrower, certain subsidiaries of the Borrower, the Existing Lender (as hereafter defined) and First Union Capital Markets (as successor to CoreStates Bank, N.A.), as agent for the Existing Lender, are parties to an Amended and Restated Credit Agreement, dated as of December 3, 1997, as amended (the "Existing Credit Agreement"); and

         WHEREAS, the parties desire to enter into this Agreement, as a successor agreement to the Existing Credit Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1.   DEFINITIONS AND CONSTRUCTION.

              1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                   "Acceptable Bank" means Norwest Bank or any bank organized under the laws of the United States or any State thereof whose long-term debt securities or whose holding company's long-term debt securities are rated A or better by Standard & Poor's Corporation or A or better by Moody's Investors Service Inc.

                   "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                   "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower or any Subsidiary Guarantor arising out of the sale or lease of goods or the rendition of services by Borrower or such Subsidiary Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                   "Administrative Agent" has the meaning set forth in the preamble to this Agreement, and shall include any successor administrative agent.

                   "Advances" has the meaning set forth in Section 2.1(a).

                   "Affiliate" means, as applied to any Person, any other
Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, (i) "control" means the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors or Persons performing similar functions or the direct or indirect power to direct the management and policies of a Person, (ii) each Company is an Affiliate of each other Company, and (iii) any Person of which Borrower is a partner or member is an Affiliate of each Company.

                   "Agents" means Administrative Agent and Collateral Agent and shall include any successor to each such Agent.

                   "Agent Advances" has the meaning set forth in Section 2.1(g).

                   "Agent Loans" has the meaning set forth in Section 2.1(f).

                   "Agent-Related Persons" means the respective Agents, together with their respective Affiliates, and the officers, directors, employees, counsel, agents and attorneys-in-fact of such Agents and such Affiliates.

                   "Agreement" has the meaning set forth in the preamble hereto.

                   "Assignee" has the meaning set forth in Section 15.1(a).

                   "Assignment and Acceptance" has the meaning set forth in
Section 15.1(a) and shall be substantially in the form of Exhibit 15.1.

                   "Assignment of Claims Act" means the Assignment of Claims Act of 1940, as amended from time to time, codified at 31 U.S.C. ss. 3727 and 41 U.S.C. ss. 15, and the rules and regulations promulgated thereunder.

                   "Assignment of Claims Act Notices" has the meaning set forth in Section 6.18.

                   "Authorized Person" means any officer or other employee of Borrower.

                   "Availability" means, as of the date of determination, the difference (so long as such difference is a positive number) between (a) the lesser of (i) the Borrowing Base and (ii) the Maximum Revolving Amount and (b) the Revolving Facility Usage.

                   "Average Exposure" has the meaning set forth in Section
2.6(a).

                   "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                   "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

                   "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six (6) years.

                   "Borrower" has the meaning set forth in the preamble hereto.

                   "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by Lenders, or by Administrative Agent in the case of an Agent Loan or an Agent Advance.

                   "Borrowing Base" has the meaning set forth in Section 2.1(a).

                   "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                   "Change of Control" means (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the voting power of the then outstanding common stock of Borrower, (ii) during any period of 12 consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of the board of directors of Borrower, provided that a director who has resigned or is replaced during such time shall not be included in any determination of whether a Change of Control has occurred pursuant to this clause (ii) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such period, (iii) except to the extent not prohibited by Section 7.3, Borrower shall cease to directly or indirectly own and control, of record and beneficially, 100% of the then outstanding capital stock of each Subsidiary Guarantor free and clear of all Liens, (iv) either Keith M. Price or Timothy P. O'Connor shall cease to manage and be involved in the day-to-day operations of the Borrower and its Subsidiaries and a successor, reasonably acceptable to the Administrative Agent, is not appointed within thirty (30) days of the cessation of such management and involvement or (v) a "Change of Control", as such term is defined under either of the Indentures, shall occur.

                   "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

                   "Code" means the New York Uniform Commercial Code.

                   "Collateral" means each of the following:

                   (a)  the Accounts,

                   (b)  the Companies' Books,

                   (c)  the Equipment,

                   (d)  the General Intangibles,

                   (e)  the Inventory,

                   (f)  the Negotiable Collateral,

                   (g)  the Real Property Collateral,

                   (h) any money, or other assets of any Company that now or hereafter come into the possession, custody or control of any Agent or the Lender Group, and

                   (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts,

Companies' Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                   "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Administrative Agent.

                   "Collateral Agent" means the Person selected by the Administrative Agent, after consultation with Borrower, to perform the duties of Collateral Agent as set forth in this Agreement and such other duties as the Administrative Agent shall determine.

                   "Collateral Agent's Account" has the meaning set forth in
Section 2.7.

                   "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                   "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on Annex I of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the Commitments of all of Lenders.

                   "Companies" means Borrower and the Subsidiary Guarantors; each of the Borrower and Subsidiary Guarantors may be referred to herein as a "Company".

                   "Companies' Books" means all of the books and records of the Companies including: ledgers; records indicating, summarizing, or evidencing the Companies' properties or assets (including the Collateral) or liabilities; all information relating to the Companies' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information; provided, however, that the term "Companies' Books" shall not include books, records or information that may not be provided to the Agents or the Lender Group under applicable law or regulations other than financial information with respect to the Borrower and its Subsidiaries generally and financial information with respect to the Accounts (the "Restricted Records"); provided, further, that, if Administrative Agent determines that any such Restricted Records are necessary to monitor or enforce the rights or remedies of the Agents or the Lender Group pursuant to any Loan Document, Borrower (i) shall use its best efforts to obtain consent from the applicable Governmental Authority for Administrative Agent to have access to such Restricted Records, subject to such limitations as may be required by such Governmental Authority, and (ii) shall provide such Restricted Records to Administrative Agent, redacted as necessary to comply with applicable law and regulations.

                   "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief executive officer, chief financial officer or chief accounting officer of Borrower to Administrative Agent.

                   "Consolidated Group" means Borrower and its Subsidiaries as reflected from time to time in Borrower's consolidated financial statements, prepared in accordance with GAAP, provided that the Consolidated Group shall include Kaiser-Hill and K-H Funding to the extent reflected in Borrower's consolidated financial statements in accordance with GAAP.

                   "Contribution Agreement" means an Indemnity, Subrogation and Contribution Agreement to be executed by each of the Companies, substantially in the form of Exhibit C-2, as the same may be amended or otherwise modified from time to time.

                   "Daily Balance" means the amount of an Obligation owed at the end of a given day.

                   "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1-208 of the Code.

                   "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                   "Designated Account" means account number 2014122 098094 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Administrative Agent and Collateral Agent.

                   "Designated Account Bank" means First Union National Bank, whose office is located at McLean, Virginia, and whose ABA number is 031201467.

                   "Dilution" means, in each case based upon the experience of the immediately prior twelve (12) months, the result of dividing the Dollar amount of (a) bad debt write-downs, other than write downs disclosed in a writing delivered to Administrative Agent on or prior to the Closing Date, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) the Companies' Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

                   "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the Lenders' advance rate against Eligible Accounts and Eligible Unbilled Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

                   "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Administrative Agent and Collateral Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to each such Agent.

                   "Dollars" or "$" means United States dollars.

                   "Dutch Receivables Pledge" means the Dutch Supplemental Deed of Pledge of Receivables made by ICF Kaiser Netherlands B.V. in favor of Administrative Agent, in form and substance satisfactory to Administrative Agent, as the same may be amended or otherwise modified from time to time.

                   "EBITDA" means, with respect to any fiscal period of Borrower, an amount equal to the sum for such fiscal period of (i) Net Income, plus (ii) provision for taxes based on income, plus (iii) Interest Expense, plus
(iv) depreciation, amortization and other non-cash charges, in each case of the Consolidated Group.

                   "Eligible Accounts" means those Accounts created by a Company (other than ICF Kaiser Europe, Inc.) in the ordinary course of business, that arise out of such Company's rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by such Company to Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Administrative Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Administrative Agent, in its reasonable credit judgment. Eligible Accounts shall not include the following:

                   (a) Accounts for which (i) an invoice has not been rendered to the applicable Account Debtor or (ii) the Account Debtor has failed to pay within 120 days of invoice date;

                   (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) (ii) above;

                   (c) Accounts with respect to which the Account Debtor is an employee, Excluded Affiliate, or agent of Borrower or any of its Subsidiaries;

                   (d) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States, any State thereof or the District of Columbia, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (z) the Account is covered by credit insurance for which Administrative Agent is a loss payee, in form and amount, and by an insurer, reasonably satisfactory to Administrative Agent;

                   (e) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Company has (x) complied, to the satisfaction of Administrative Agent, with the Assignment of Claims Act or (y) pursuant to Section 6.18, delivered to Administrative Agent Assignment of Claims Act Notices satisfactory to Administrative Agent), or (ii) any state or city Governmental Authority (exclusive, however, of (A) Accounts owed by any such Governmental Authority that does not have a statutory counterpart to the Assignment of Claims Act, (B) Accounts owed by any such Governmental Authority that does have a statutory counterpart to the Assignment of Claims Act and with respect to which Borrower has (x) complied with such applicable statutory counterpart to the satisfaction of Administrative Agent or (y) pursuant to Section 6.18, delivered to Administrative Agent Assignment of Claims Act Notices satisfactory to Administrative Agent, and (C) Accounts owed by any such Governmental Authority if the aggregate amount of all Accounts owed by such Governmental Authority do not exceed $1,000,000);

                   (f) Accounts with respect to which the Account Debtor is a creditor of any Company and has, by notification to any Company, any action or otherwise, made known its intention to assert a right of setoff, has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

                   (g) Accounts with respect to an Account Debtor (other than the United States or any department, agency or instrumentality of the United States) whose total obligations owing to the

Companies, taken as a whole, exceed 20% of all Eligible Accounts and Eligible Unbilled Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                   (h) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                   (i) Accounts the collection of which Administrative Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                   (j) (i) Accounts with respect to which the services giving rise to such Account have not been performed and accepted by the Account Debtor or with respect to which the Account Debtor's obligations on the Account is conditional, whether because further action is required to be performed by the applicable Company, approval of a Person is required to be obtained, or otherwise, or (ii) the Account otherwise does not represent a final sale; provided that, where payment by the Account Debtor under an Account is required upon the completion of certain actions, the obtaining of certain approvals or the achievement of certain milestones, to the extent of the amount of such required payment, such Account shall be deemed an Eligible Account if the applicable Company determines in good faith that the applicable action has been taken, the applicable approval has been obtained or the applicable milestones have been achieved in accordance with the contract giving rise to such Account and such Account otherwise qualifies as an Eligible Account;

                   (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the Subsidiary Guarantor owning such Account has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

                   (l) Accounts which include a "retainage" or "hold-back" from the amount due with respect to such Accounts, to the extent of the amount of such "retainage" or "hold-back."

                   "Eligible Unbilled Account" means an Account which satisfies all of the standards of eligibility for an Eligible Account except that an invoice for such Account has not been rendered to the applicable Account Debtor; provided, however, that the invoice for such Account is rendered to the Account Debtor within 45 days of the creation thereof.

                   "Equipment" means all of the Companies' present and hereafter acquired owned machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located in the United States of America, including, (a) any interest of any Company in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                   "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of any Company under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Company under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Company is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with any Company and whose employees are aggregated with the employees of any Company under IRC Section 414(o).

                   "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or any of its Subsidiaries or any of their ERISA Affiliates.

                   "Event of Default" has the meaning set forth in Section 8.

                   "Excluded Affiliate" means an Affiliate of Borrower or any of its Subsidiaries, with respect to which Borrower or such Subsidiary possesses, directly or indirectly, (i) the power to vote 40% or more of the securities having ordinary voting power for the election of directors or Persons performing similar functions or (ii) the direct or indirect power to direct the management and policies of such Affiliate.

                   "Existing Credit Agreement" has the meaning set forth in the first "Whereas" clause hereto.

                   "Existing Lender" means, collectively, each of the lenders that are a party to the Existing Credit Agreement.

                   "FEIN" means Federal Employer Identification Number.

                   "Foreign Account Debtor" means an Account Debtor described in clauses (i), (ii) or (iii) of paragraph (d) of the definition of Eligible Accounts.

                   "Funding Date" means the date on which a Borrowing occurs or a Letter of Credit is issued.

                   "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                   "General Intangibles" means all of the Companies' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                   "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                   "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                   "Indebtedness" means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, capital lease, dividend, letter of credit, or other financial obligation (other than operating leases) of any other Person.

                   "Indentures" means collectively (i) the Indenture, dated as of January 11, 1994, as supplemented or amended from time to time, with respect to Borrower's $125,000,000 12% Senior Subordinated Notes due 2003 and (ii) the Indenture, dated as of December 23, 1996, as supplemented or amended from time to time, with respect to the Borrower's $15,000,000 12% Senior Notes due 2003.

                   "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, foreign or domestic, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                   "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                   "Interest Expense" means total interest obligations (paid or accrued) of the Consolidated Group, determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Consolidated Group.

                   "Inventory" means all present and future inventory in which any Company has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Company's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                   "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                   "Kaiser-Hill" means Kaiser-Hill Company, LLC, a limited liability company formed under the laws of Colorado, owned equally by ICF Kaiser Government Programs, Inc. and CH2M Hill Constructors, Inc.

                   "K-H Funding" means Kaiser-Hill Funding Company, L.L.C., a limited liability company formed under the laws of the Sate of Delaware, owned in the following percentages by Kaiser-Hill (98%), ICF Kaiser Government Programs, Inc. (1%), and CH2M Hill Constructors, Inc. (1%).

                   "L/C" has the meaning set forth in Section 2.2(a).

                   "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                   "Lender" and "Lenders" have the respective meanings set forth in the preamble hereto, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

                   "Lender Group" means, individually and collectively, each of the individual Lenders and each Agent.

                   "Lender Group Expenses" means all reasonable costs or expenses (including taxes and insurance premiums) required to be paid by Borrower or any other Company under any of the Loan Documents that are paid or incurred by any of Lender Group; fees or charges paid or incurred by any of Lender Group in connection with any of Lender Group's transactions with the Companies, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals) and environmental audits; costs and expenses incurred by any of Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by any of Lender Group resulting from the dishonor of checks; costs and expenses paid or incurred by any of Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by any of Lender Group in examining the Companies' Books; costs and expenses of third party claims or any other suit paid or incurred by any of Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any of Lender Group's relationship with Borrower or any other Company; and any of Lender Group's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a

"workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any Company), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                   "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

                   "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of such property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                   "Loan Account" has the meaning set forth in Section 2.10.

                   "Loan Documents" means this Agreement, the Pledge Agreements, the Trademark Security Agreement, the Contribution Agreement, any Joinder Agreement, the Dutch Receivables Pledge, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, any Assignment of Claims Act Notices, any Mortgage, any note or notes executed by Borrower and payable to any Lender in connection with this Agreement, and any other agreement entered into, now or in the future, in connection with this Agreement.

                   "Lockbox Account" means a depositary account established pursuant to one of the Lockbox Agreements.

                   "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to the Agents, each of which is among one or more Companies, the Collateral Agent, and one of the Lockbox Banks.

                   "Lockbox Banks" means Bank of America (NationsBank) and Wells Fargo.

                   "Lockboxes" has the meaning set forth in Section 2.7.

                   "Madeleine" has the meaning set forth in the preamble hereto.

                   "Margin" has the meaning set forth in Section 2.6(a).

                   "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Company or of the Consolidated Group, taken as a whole, (b) the material impairment of any Company's ability to perform its obligations under the Loan Documents to which it is a party or of the Agents or the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Agents or the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of the Agents or the Lender Group's Liens with respect to the Collateral, provided that the events described in a separate writing delivered to the Administrative Agent prior to the Closing Date shall not constitute a Material Adverse Change.

                   "Material Contract" means any agreement or contract of any Company or any Subsidiary of a Company (excluding subcontracts the costs of which by their terms are paid by such Company's or Subsidiary's customer) which
(a) involves consideration to such Company or Subsidiary of $5,000,000 or more,
(b) involves consideration by such Company or Subsidiary of $1,000,000 or more,
(c) imposes financial obligations on any Company or any Subsidiary of a Company of $1,000,000 or more (other than any agreement that by its terms may be terminated by any Company or any Subsidiary of a Company upon sixty (60) days' notice or less) or (d) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, condition (financial or otherwise), performance, prospects or properties of any Company, provided that Material Contracts shall include the Material Customer Contracts, and provided further that, notwithstanding the foregoing, Administrative Agent may, in its reasonable business judgment, reduce the Dollar amounts specified in clauses (a), (b) and (c) above without declaring an Event of Default.

                   "Material Customer Contracts" means, collectively, each agreement or contract of any Company pursuant to which any Company may reasonably be expected to receive gross revenues of $5,000,000 or more during the term thereof, provided that, notwithstanding the foregoing, Administrative Agent may, in its reasonable business judgment, reduce the foregoing Dollar amount without declaring an Event of Default.

                   "Maturity Date" has the meaning set forth in Section 3.4.

                   "Maximum Revolving Amount" means $60,000,000.

                   "Mortgage" has the meaning set forth in Section 6.17.

                   "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six (6) years.

                   "Negotiable Collateral" means, with respect to any Company, all of such Company's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of direct Subsidiaries of such Company), documents, personal property leases (wherein such Company is the lessor), chattel paper, and such Company's Books relating to any of the foregoing.

                   "Net Income" means, for any period, the net income (or net loss) of the Consolidated Group for such period after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded: (i) any restoration of any contingency reserve for extraordinary items, except to the extent that the provision for such reserve was made out of income during such period, (ii) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of capital assets, provided that there shall also be excluded any related charges for taxes thereon, (iii) any net gain arising from the collection of the proceeds of any insurance policy, (iv) any write-up of any asset, and (v) any other extraordinary item.

                   "Net Proceeds" means: (a) with respect to the sale or other disposition of any asset (other than any capital stock or debt security) by Borrower or any of its Subsidiaries (including in connection with any sale-leaseback), the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by any such asset (other than Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred by the Borrower or its Subsidiaries in connection with such sale or other disposition (but only to the extent that such out-of-pocket expenses and fees, if paid to an Affiliate of Borrower, are approved by the Administrative Agent in its sole discretion exercised reasonably), and provided that all such expenses and fees are set forth on a certificate provided to the Administrative Agent, and (C) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter; and (b) with respect to the sale or other disposition of any capital stock or debt security by Borrower or any of its Subsidiaries, excluding any sale or disposition of capital stock of Borrower pursuant to employee stock option or purchase plans of Borrower, the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions and other out-of-pocket expenses incurred by Borrower or its Subsidiaries in connection with such sale or other disposition (but only to the extent such fees, commissions and expenses, if paid to an Affiliate of Borrower, are approved by the Administrative Agent in its sole discretion exercised reasonably and provided that all such fees, commissions, discounts and expenses are set forth on a certificate provided to the Administrative Agent) and (B) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

                   "Non-Recourse Indebtedness" means Indebtedness of a Single Purpose Subsidiary that (a) is not a Subsidiary Guarantor (or required to be joined to this Agreement as a Subsidiary Guarantor pursuant to Section 18.7) and
(b) except for ICF Kaiser Defense Programs, Inc. (but only to the extent that the aggregate Indebtedness incurred by ICF Kaiser Defense Programs, Inc. does not exceed $4,900,000), is not in existence on the Closing Date, with respect to which: (i) the sole legal recourse for collection of principal, premium, if any, and interest and all other obligations on or with respect to such Indebtedness is against (A) the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days of the acquisition of such property, and/or (B) the capital stock or other equity of such Single Purpose Subsidiary, provided that such Single Purpose Subsidiary has no assets other than the specific property acquired with the proceeds of such Indebtedness and such other assets as may be reasonably required for the limited operations of such Single Purpose Subsidiary; and (ii) neither Borrower nor any Subsidiary of Borrower, other than such Single Purpose Subsidiary (A) is directly or indirectly liable to make any payment thereon (other than as permitted by the following clause (B)), (B) has any guarantee obligation in respect of such Indebtedness or such Single Purpose Subsidiary (other than a guarantee as to which recourse is limited to the capital stock or other equity of such Single Purpose Subsidiary), or (C) has pledged or granted any Lien or encumbrances on any assets as collateral or security with respect thereto, other than the capital stock or other equity of such Single Purpose Subsidiary.

                   "Notes" means the promissory notes issued by Borrower pursuant to the Indentures.

                   "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Company to the Agents or the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Agents or the Lender Group and any Company, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Company to others that the Agents or the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that any Company is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                   "Originating Lender" has the meaning set forth in Section 15.1(e).

                   "Overadvance" has the meaning set forth in Section 2.5.

                   "Participant" means any Person to which a Lender has sold a participation interest in its rights under the Loan Documents.

                   "Pay-Off Letter" means a letter agreement, in form and substance reasonably satisfactory to the Administrative Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of the Companies.

                   "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                   "Permitted Businesses" means the businesses of providing consulting, engineering or construction services to public and private sector clients in the environment, energy, infrastructure and industry markets.

                   "Permitted Liens" means (a) Liens in favor of any Agent for the benefit of Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Companies and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests,
(f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of the Companies and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Companies, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which a Company is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with any Mortgages, as accepted by the Administrative Agent, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by the Company or the value of Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of any Company,
(l) Liens securing Non-Recourse Indebtedness and Indebtedness permitted by
Section 7.1(j), and (m) Liens (not otherwise permitted) which secure obligations not exceeding (as to the Borrower and the other Companies) $500,000 in an aggregate amount at any time outstanding, provided that such Liens are limited to assets other than Accounts and General Intangibles.

                   "Permitted Protest" means the right of any Company to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the affected Company in an amount that is reasonably satisfactory to Administrative Agent, (b) any such protest is instituted and diligently prosecuted by such Company in good faith, and (c) Administrative Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Lender Group, or of any Agent for the benefit of Lender Group, in and to the Collateral.

                   "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                   "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                   "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by any Company or with respect to which any Company may incur liability.

                   "Pledge Agreements" means the Pledge and Security Agreements made by each of the Borrower, the Subsidiary Guarantors and the corporate parent of each Subsidiary Guarantor in favor of the Administrative Agent, each in the form of Exhibits P-1, P-2 or P-3 hereto, as applicable, as the same may be amended or otherwise modified from time to time.

                   "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                   "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Company.

                   "Real Property Collateral" means any estates or interests in owned real property hereafter acquired by any Company.

                   "Reference Rate" means the variable rate of interest per annum most recently announced by The Chase Manhattan Bank, N.A., or any successor thereto, as its "prime rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                   "Report" has the meaning set forth in Section 17.16(a).

                  "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days' notice to the PBGC is waived under applicable regulations.

                  "Required Lenders" means, at any time, Administrative Agent together with such other Lenders whose Pro Rata Shares together with Administrative Agent aggregate sixty-six and two-thirds percent (66-2/3%) or more of the Commitments.

                  "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                  "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

                  "Settlement" has the meaning set forth in Section 2.1(h)(i).

                  "Settlement Date" has the meaning set forth in Section 2.1(h)(i).

                  "Single Purpose Subsidiary" means as to any Person, a Subsidiary of such Person the activities of which are limited to (a) ownership of all or a portion of the interests in a single project constituting one or more Permitted Businesses, either directly or through the ownership of the capital stock or other equity of another Person, and (b) the development, engineering, design, project management, construction or operation of such project; ICF Kaiser Defense Programs, Inc. shall be deemed to be a Single Purpose Subsidiary for all purposes hereunder.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                  "Specified Liens" has the meaning set forth in Section 3.3(b).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; provided, however, that neither Kaiser-Hill nor K-H Funding shall constitute a Subsidiary so long as Borrower does not own beneficially in excess of 50% of the membership interests in either such entity.

                  "Subsidiary Guarantors" has the meaning set forth in the preamble hereto.

                  "Tangible Net Worth" means, as of any date of determination, the difference of (a) total stockholder's equity of the Consolidated Group, minus (b) the sum of: (i) all Intangible Assets of the Consolidated Group, (ii) all prepaid expenses of the Consolidated Group, and (iii) all amounts due to the Consolidated Group from Affiliates.

                  "Total Debt" means, at any time, the aggregate amount of Indebtedness of the Consolidated Group for borrowed money plus the aggregate amount of the Consolidated Group's obligations under capitalized leases.

                  "Trademark Security Agreement" means each Trademark Security Agreement dated the date hereof, each substantially in the form of Exhibit T-1, made by the Borrower and certain Subsidiary Guarantors in favor of the Administrative Agent, as the same may be amended or otherwise modified from time to time.

                  "Voidable Transfer" has the meaning set forth in Section 19.8.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean the Consolidated Group unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Unless the context of this Agreement clearly requires otherwise, the phrases "aggregate amount," "aggregate value" and "in the aggregate" mean the total aggregate amount or value (as applicable) during the term of this Agreement. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2.  LOAN AND TERMS OF PAYMENT.

         2.1      Revolving Advances.

                  (a) Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                        (x) the lesser of (i) the sum of (A) 85% of Eligible Accounts (other than Accounts with respect to which the Account Debtor is a Foreign Account Debtor), that have been outstanding less than 90 days from the invoice date, plus (B) 80% of Eligible Accounts (other than Accounts with respect to which the Account Debtor is a Foreign Account Debtor) that have been outstanding 90 days or more but less than 120 days from the invoice date, plus (C) 90% of Eligible Accounts with respect to which the Account Debtor is a Foreign Account Debtor, plus (D) the lesser of (1) 65% of Eligible Unbilled Accounts and (2) $25,000,000, minus (E) the amount, if any, of the Dilution Reserve, and
         (ii) an amount equal to the Companies' Collections with respect to Accounts for the immediately preceding 60 day period, minus

                        (y) the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(b) and Section 10, from time to time.

                  (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Administrative Agent may, in its reasonable business judgment, create reserves against or reduce Lender Group's advance rates based upon Eligible Accounts or Eligible Unbilled Accounts without declaring an Event of Default. Lenders shall have no obligation to make Advances hereunder to the extent such Advances would cause the outstanding Obligations to exceed the Maximum Revolving Amount. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (c) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to each of Administrative Agent and Collateral Agent (which notice must be received by each of Administrative Agent and Collateral Agent (i) by 12:00 noon (New York time) on the Business Day of the requested Funding Date, in the case of any Borrowing in an amount of less than $5,000,000 and (ii) by 12:00 noon (New York time) on the second Business Day immediately prior to the requested Funding Date, in the case of any Borrowing in an amount of $5,000,000 or greater) specifying (i) the amount of the Borrowing and (ii) the requested Funding Date, which shall be a Business Day. The amount of each Borrowing shall not be less than $1,000,000.

                  (d) Agent's Election. Administrative Agent shall elect, in its discretion and by notice to the Collateral Agent, (i) to have the terms of
Section 2.1(e) apply to any requested Borrowing, or (ii) cause Collateral Agent to make an Agent Loan pursuant to the terms of Section 2.1(f) in the amount of the requested Borrowing.

                  (e)   Making of Advances.

                        (i) In the event that Administrative Agent shall elect to have the terms of this Section 2.1(e) apply to a requested Borrowing as described in Section 2.1(d), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), the Collateral Agent shall notify Lenders, not later than 1:00 p.m. (New York time) on the Funding Date applicable thereto (or not later than 3:00 p.m. (New York time) on the Business Day immediately preceding the Funding Date applicable thereto, in the case of requested Borrowings in an amount of $5,000,000 or greater), by telephone and promptly confirmed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Collateral Agent in same day funds, to such account of Collateral Agent as Collateral Agent may designate, not later than 3:00 p.m. (New York time) on the Funding Date applicable thereto. After Collateral Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Collateral Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Collateral Agent to the Designated Account; provided, however, that, subject to the provisions of
Section 2.1(k), Administrative Agent shall instruct Collateral Agent not to request any Lender to make, and no Lender shall have the obligation to make, any Advance if Administrative Agent shall have received written notice from any Lender that (A) one or more of the applicable conditions precedent set forth in
Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. Administrative Agent and Collateral Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                        (ii) Unless Administrative Agent and Collateral Agent receive notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Collateral Agent for the account of Borrower the amount of such Lender's Pro Rata Share of the Borrowing, Administrative Agent and Collateral Agent may assume that each Lender has made or will make such amount available to Collateral Agent in immediately available funds on the Funding Date and Collateral Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Collateral Agent in immediately available funds and Collateral Agent shall have made available to Borrower such amount, then such Lender shall on the Business Day following such Funding Date make such amount available to Collateral Agent, together with interest at the Reference Rate for the first three (3) days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances. A notice from Administrative Agent or Collateral Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Collateral Agent such payment to Collateral Agent shall constitute such Lender's Advance on the Funding Date for all purposes of this Agreement. If such amount is not paid to Collateral Agent on the Business Day following the Funding Date, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Collateral Agent, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate then applicable to Advances. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such Funding Date.

                   (f)  Making of Agent Loans.

                        (i) In the event Administrative Agent shall elect to have the terms of this Section 2.1(f) apply to a requested Borrowing as described in Section 2.1(d), Collateral Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Collateral Agent pursuant to this Section 2.1(f) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Collateral Agent solely for the account of the Collateral Agent

(and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(k), Administrative Agent shall not cause Collateral Agent to make any Agent Loan if Administrative Agent and Collateral Agent shall have received written notice from any Lender, that
(i) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Administrative Agent and Collateral Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                        (ii) Agent Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate then applicable to Advances pursuant to Section 2.6.

                   (g)  Agent Advances.

                        (i) Administrative Agent hereby is authorized by Borrower and Lenders, from time to time in Administrative Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default) or (2) at any time that any of the other applicable conditions precedent set forth in Section
3.1 or 3.2 have not been satisfied, to make or to cause Collateral Agent to make Advances to Borrower on behalf of Lenders which Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to any Company pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in
Section 10 (any of the Advances described in this Section 2.1(g) being hereinafter referred to as "Agent Advances"); provided, that Administrative Agent shall not make or cause Collateral Agent to make any Agent Advances to Borrower without the consent of Required Lenders if the amount outstanding thereof would exceed $5,000,000 in the aggregate at any one time.

                        (ii) Agent Advances shall be repayable by Borrower on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate then applicable to Advances pursuant to Section 2.6.

                   (h) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, each Agent and Lenders agree (which agreement shall not be for the benefit of or enforceable by the Companies) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, Agent Loans and Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) Collateral Agent shall request settlement ("Settlement")with Lenders, on a weekly basis, or on a more frequent basis as agreed in writing by Administrative Agent and Collateral Agent, (1) for Administrative Agent, with respect to each Agent Advance, (2) for Collateral Agent, with respect to each Agent Loan, and (3) with respect to Collections received, as to each Lender, by notifying Lenders by telephone and promptly confirmed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (New York time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement shall include a summary statement of the amount of outstanding Advances, Agent Loans and Agent Advances for the period since the prior Settlement, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(h)(ii)): (y) if a Lender's balance of the Advances, Agent Loans and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Agent Loans and Agent Advances as of a Settlement Date, then, Collateral Agent shall by no later than 4:00 p.m. (New York time) on such Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans and Agent Advances; and (z) if a Lender's balance of the Advances, Agent Loans and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Agent Loans and Agent Advances as of a Settlement Date, such Lender shall by no later than 4:00 p.m. (New York time) on such Settlement Date transfer in same day funds to such account of Collateral Agent as Collateral Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of such Settlement Date, its Pro Rata Share of the Advances, Agent Loans and Agent Advances. Such amounts made available to Collateral Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and shall, together with the portion of such Agent Loan or Agent Advance representing Administrative Agent's and Collateral Agent's (in their capacity as Lenders) Pro Rata Share thereof, constitute Advances of such Lenders. If any such amount is not made available to Collateral Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Collateral Agent shall be entitled to recover, for the benefit of Administrative Agent or Collateral Agent, as applicable, such amount on demand from such Lender together with interest thereon at the Reference Rate for the first three (3) days from and after such Settlement Date and thereafter at the interest rate then applicable to Advances.

                        (ii) In determining whether a Lender's balance of the Advances, Agent Loans and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Agent Loans and Agent Advances as of a Settlement Date, Collateral Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Collateral Agent with respect to principal, interest and fees payable by Borrower and allocable to Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Collateral Agent to that Lender as part of such Settlement; provided, however, that the first annual fee payable by Borrower under Section 2.11(a) on the Closing Date shall be distributed to Lenders within two (2) Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                        (iii) Between Settlement Dates, Collateral Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to Collateral Agent (in its capacity as Lender) any payments received by Collateral Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Collateral Agent's (in its capacity as Lender) Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Collateral Agent's (in its capacity as Lender) Pro Rata Share of the Advances other than to Agent Loans, as provided for in the previous sentence, Collateral Agent shall pay to Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlements, Administrative Agent with respect to Agent Advances, Collateral Agent with respect to Agent Loans and each Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agents or Lenders, as applicable.

                   (i) Notation. Collateral Agent shall record on its books the principal amount of the Advances owing to each Lender, including Agent Loans and Agent Advances owing to Administrative Agent or Collateral Agent, as applicable, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                   (j) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                   (k) Overadvances. (i) Administrative Agent may make or may cause Collateral Agent to make voluntary Overadvances without the written consent of Required Lenders for amounts charged to the Loan Account for interest, fees or Lender Group Expenses pursuant to Section 2.1(g)(i)(2)(C). Administrative Agent may or may cause Collateral Agent to, but such Agents shall not be obligated to, knowingly and intentionally continue to make Advances to Borrower if, at any time, (1) either (A) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than $5,000,000 or (B) (y) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than the amount proposed by Administrative Agent and agreed to by Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Administrative Agent and agreed to by Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and
(2) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees or Lender Group Expenses) does not exceed the Maximum Revolving Amount. The foregoing provisions are for the sole and exclusive benefit of Agents and Lenders and are not intended to benefit Borrower or any other Company in any way. The Agent Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(k) shall be subject to the same terms and conditions as any other Agent Loan or Agent Advance, except that the rate of interest applicable thereto shall be the rates set forth in
Section 2.6(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that Required Lenders may, at any time, revoke Administrative Agent's authorization contained in this Section 2.1(k) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Administrative Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

                        (ii) In the event Administrative Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Administrative Agent shall notify Lenders as soon as practicable (and prior to making or causing Collateral Agent to make any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees or Lender Group Expenses) unless Administrative Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Administrative Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of Required Lenders.

                        (iii) Each Lender shall be obligated to settle with Collateral Agent as provided in Section 2.1(h) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(k), and any Overadvances resulting from the charging to the Loan Account of interest, fees or Lender Group Expenses.

         2.2       Letters of Credit.

                   (a) Subject to the terms and conditions of this Agreement, Administrative Agent agrees to cause Collateral Agent on behalf of the Lenders, to issue Letters of Credit for the account of Borrower (each an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Each letter of credit issued for the account of Borrower and which is the subject of an L/C Guaranty shall be issued by an Acceptable Bank. Administrative Agent and Collateral Agent shall have no obligation to issue or cause the issuance of an L/C or L/C Guaranty if any of the following would result:

                        (i) the aggregate amount of all undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances; or

                        (ii)  the aggregate amount of all undrawn or
         unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances less reserves established under Section 2.1(b) or Section 10; or (y) $35,000,000; or

                        (iii) the outstanding Obligations would exceed the Maximum Revolving Amount.

Borrower expressly understands and agrees that Collateral Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees except as requested by Administrative Agent and in compliance with the terms and conditions of this Agreement. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall expire on a date (the "Expiry Date") that is (i) no later than 15 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 or (ii) one (1) year from the date of issuance, whichever is earlier, (unless such Letter of Credit shall have been collateralized on or prior to such Expiry Date in accordance with Section 2.2(e)) and all such Letters of Credit shall be in form and substance acceptable to Agents in their sole discretion. If Collateral Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Collateral Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. Subject to the provisions of Section 2.1(k), Administrative Agent shall instruct Collateral Agent not to issue any Letter of Credit, and no Lender shall have the obligation to participate in any Letter of Credit, if Administrative Agent shall have received written notice from any Lender that (A) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested issuance date for the applicable Letter of Credit, or (B) the requested Letter of Credit would exceed the Availability on the date of issuance. Administrative Agent and Collateral Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the date of issuance applicable thereto prior to issuing any Letter of Credit.

                   (b) Borrower hereby agrees to indemnify, save, defend, and hold Agents and Lender Group harmless from any loss, cost, expense, or liability, including payments made by Agents and Lender Group, expenses, and reasonable attorneys fees incurred by Agents and Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by an L/C Guaranty and by Collateral Agent's interpretation of any L/C, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Agents and Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the letter of credit or L/C (as applicable) or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require Agents and/or Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Agents and Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Agents and Lender Group under any L/C Guaranty as a result of Agents' and/or Lender Group's indemnification of any such issuing bank.

                   (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Collateral Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Collateral Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                   (d) Any and all charges, commissions, fees, and costs incurred by Agents or Lender Group relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Collateral Agent.

                   (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Collateral Agent in an amount equal to 105% of the maximum amount of Agents' and Lender Group's obligations under all Letters of Credit, or (ii) cause to be delivered to the Collateral Agent (x) releases of all of Lender Group's obligations under outstanding Letters of Credit and/or (y) one or more letters of credit, in form satisfactory to the Agents, securing Agents' and Lender Group's Obligations under all Letters of Credit. At Administrative Agent's discretion, any proceeds of Collateral received by Agents or Lender Group after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

                   (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any Governmental Authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the Agents, issuing bank or Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                        (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                        (B) there shall be imposed on the Agents, issuing bank or Lender Group any other condition regarding any letter of credit, L/C or L/C Guaranty, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Agents, issuing bank or Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, L/C or L/C Guaranty, as applicable, or to reduce the amount receivable in respect thereof by such Agent, issuing bank or Lender Group, then, and in any such case, Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Administrative Agent may specify to be necessary to compensate the Agents, issuing bank or Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a) or
(c)(i), as applicable. The determination by the issuing bank or Administrative Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                   2.3  Participations in Letters of Credit.

                        (a) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit issued by Collateral Agent and any other credit support or enhancement provided through Collateral Agent in connection therewith, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Collateral Agent with respect thereto, and any security therefor or guaranty pertaining thereto).

                        (b) Documentation. Upon the request of any Lender, Collateral Agent shall furnish to such Lender copies of any letter of credit, guaranty, security agreement or reimbursement agreement executed in connection therewith, application for any letter of credit and credit support or enhancement provided through Collateral Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                        (c) Obligations Irrevocable. The obligations of each Lender to make payments to Collateral Agent with respect to any Letter of Credit or other credit support or enhancement provided through Collateral Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to Collateral Agent, for the account of Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                             (i)   any lack of validity or enforceability of
this Agreement or any of the other Loan Documents;

                             (ii)  the existence of any claim, setoff, defense,
or other right which Borrower may have at any time against a beneficiary named in a letter of credit or L/C or any transferee of any letter of credit or L/C (or any Person for whom any such transferee may be acting), any Lender, Agent or issuing bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any letter of credit or L/C);

                        (iii) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                        (v) the occurrence of any Default or Event of Default.

              2.4  Payments.

                   (a)  Payments by Borrower.

                        (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Collateral Agent for the account of Lenders or Agents, as the case may be, at Collateral Agent's address set forth in a written notice delivered to Borrower, and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Collateral Agent later than 2:00 p.m. (New York time), at the option of Collateral Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                        (iii) Unless Administrative Agent and Collateral
Agent receive notice from Borrower prior to the date on which any payment is due to Lenders that Borrower will not make such payment in full as and when required, Administrative Agent and Collateral Agent may assume that Borrower has made such payment in full to Collateral Agent on such date in immediately available funds and Administrative Agent may or may cause Collateral Agent to (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Collateral Agent, each Lender shall repay to Collateral Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                        (iv) Immediately upon the receipt by the Borrower or any of its Subsidiaries of any Net Proceeds from the issuance, sale, assignment, transfer or other disposition of any capital stock, debt securities or assets of Borrower or any of its Subsidiaries, Borrower shall make a prepayment of any outstanding Advances or other outstanding Obligations in an amount equal to the amount of such Net Proceeds.

                        (v) Immediately upon the receipt by any Company of any insurance proceeds, Borrower shall prepay outstanding Advances or other outstanding Obligations in an amount equal to the insurance proceeds received by such Company, except to the extent such insurance proceeds are required by a binding agreement to be paid to a third Person. Such insurance proceeds shall be applied to the outstanding Advances or other outstanding Obligations.

                   (b)  Apportionment and Application of Payments.
Aggregate principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for an Agent's separate account) shall, as applicable, be apportioned ratably among Lenders. All payments shall be remitted to Collateral Agent and all such payments not relating to principal or interest on specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Collateral Agent, shall be applied, first, to pay any fees or Lender Group Expenses then due to Agents from Borrower; second, to pay any fees or Lender Group Expenses then due to Lenders from Borrower; third, to pay interest due in respect of all Agent Loans and Agent Advances; fourth, to pay interest due in respect of all Advances (other than Agent Loans and Agent Advances); fifth, to pay or prepay principal of Agent Loans and Agent Advances; sixth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit, which may include the cash collateralization of Obligations with respect to undrawn Letters of Credit; and seventh, ratably to pay any other Obligations due to Agents or any Lender by Borrower. Collateral Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(h).

              2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender Group pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to the Collateral Agent, in cash, the amount of such excess. Such payment shall be used by Collateral Agent, first, to eliminate such Overadvance, and second, if a Default or Event of Default has occurred and is continuing, to repay all Advances outstanding under Section 2.1 and, thereafter, to be held by the Collateral Agent as cash collateral to secure Borrower's obligation to repay the Collateral Agent for all amounts paid pursuant to Letters of Credit. If, following elimination of such Overadvance, no Default or Event of Default has occurred and is continuing, any remaining amount shall, upon the written request of Borrower, be transferred by Collateral Agent to the Designated Account.

              2.6 Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

                   (a) Interest Rate. Except as provided in clause (b) below, all Obligations (except for undrawn Letters of Credit), shall bear interest at a per annum rate equal to the Reference Rate plus the margin (the "Margin") in effect from time to time in accordance with the chart set forth below. For purposes of the chart set forth below, "Average Exposure" means the sum of (A) the average daily balance of Advances that were outstanding during the immediately preceding month plus (B) the average daily balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month; provided, however, that for the period from the Closing Date to, but not including, the first day of the next succeeding calendar month, the "Average Exposure" for such period means the sum of (A) the average daily balance of Advances that were outstanding during such period plus (B) the average daily balance of the undrawn Letters of Credit that were outstanding during such period. The Average Exposure shall be calculated by the Collateral Agent on the first day of each calendar month and shall be conclusive absent manifest error. As of the Closing Date and through and including the date of termination of this Agreement, the Margin shall be the applicable per annum rate set forth in the table below:

                          -----------------------------------  ---------------------------------------

                                   Average Exposure                 % Margin over Reference Rate

                          -----------------------------------  ---------------------------------------
                           less than or equal to $30,000,000                     1.75
                          -----------------------------------  ---------------------------------------


                          ------------------------------------  ---------------------------------------

                                   Average Exposure                  % Margin over Reference Rate

                          ------------------------------------  ---------------------------------------
                          greater than $30,000,000                               2.50
                          less than or equal to $40,000,000
                          ------------------------------------  ---------------------------------------
                          greater than $40,000,000                               3.00
                          ------------------------------------  ---------------------------------------

                   (b) Letter of Credit Fee. Borrower shall pay the Collateral Agent, for the ratable benefit of the Lender Group, a fee (in addition to the charges, commissions, fees, and costs described in Section 2.2(d)) equal to 2.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit payable monthly in arrears on the first day of each month.

                   (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit), shall bear interest at a per annum rate equal to three (3) percentage points above the rate otherwise in effect pursuant to Section 2.6(a), and (ii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to 5.75% per annum times the amount of the aggregate undrawn amount of all outstanding Letters of Credit.

                   (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 9.25% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate. To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would yield less than the foregoing minimum amount, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to that rate that would result in the minimum amount of interest being accrued and payable hereunder.

                   (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes the Administrative Agent, and Administrative Agent shall, cause the Collateral Agent, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder; provided, however, that, upon prior written notice to Borrower, Administrative Agent may, in its sole discretion, cause Collateral Agent to discontinue charging interest, Lender Group Expenses and the fees and charges referred to above to Borrower's Loan Account at any time. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                   (f) Computation. The Reference Rate as of the date of this Agreement is 7.75% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                   (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

              2.7 Collection of Accounts. Except for (i) Collections of the Subsidiary Guarantors listed on Schedule 2.7 that are deposited in the lockboxes or accounts corresponding to such Subsidiary Guarantors listed on Schedule 2.7, which lockboxes and accounts shall not in the aggregate have funds on deposit in excess of $500,000 at any time and (ii) ICF Kaiser Netherlands B.V. and its Accounts, General Intangibles and Negotiable Collateral and the Collections arising therefrom, the Companies shall at all times maintain lockboxes (the "Lockboxes") and, promptly, and in any event within three (3) Business Days after the Closing Date, shall instruct all Account Debtors (or with respect to Accounts existing on the Closing Date, make other arrangements satisfactory to the Administrative Agent) with respect to the Accounts, General Intangibles, and Negotiable Collateral of the Companies to remit all Collections in respect thereof to such Lockboxes, provided that ICF Kaiser Netherlands B.V. transfers to such Lockboxes the proceeds of all of its Collections that are not used to pay customary expenses, consistent with past practices, in connection with the operation of its businesses outside of the United States. The Companies, Collateral Agent, and the Lockbox Banks shall enter into the Lockbox Agreements satisfactory to the Agents, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. The Companies agree that all Collections and other amounts received by the Companies from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by any Company without the prior written consent of the Agents. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Collateral Agent's Account") maintained by Collateral Agent at a depositary selected by the Collateral Agent.

              2.8 Crediting Payments; Application of Collections. The receipt of any Collections by the Collateral Agent (whether from transfers to the Collateral Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) shall be applied to reduce the Obligations outstanding under Section
2.1 if such Collection item is a wire transfer of immediately available federal funds and is made to the Collateral Agent's Account, or at such time as such Collection is otherwise immediately available funds. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by the Collateral Agent only if it is immediately available funds received into the Collateral Agent's Account on a Business Day on or before 2:00 p.m., New York time. If any Collection item is received into the Collateral Agent's Account on a non-Business Day or after 2:00 p.m. New York time on a Business Day, it shall be deemed to have been received by the Collateral Agent as of the opening of business on the immediately following Business Day.

              2.9  Designated Account. The Agents on behalf of the Lender
Group are authorized to make the Advances and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Sections 2.6 and 2.10. Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances made hereunder. Unless otherwise agreed by the Agents and Borrower, any Advance requested by Borrower and made hereunder shall be made to the Designated Account.

              2.10 Maintenance of Loan Account; Statements of Obligations. Collateral Agent on behalf of Administrative Agent and Lender Group shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by the Lender Group to Borrower or for Borrower's account (including all Agent Loans and Agent Advances), including accrued interest, fees, the Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Collateral Agent from Borrower or for Borrower's account, including all amounts received in the Collateral Agent's Account from any Lockbox Bank. Collateral Agent on behalf of Administrative Agent and Lender Group shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender Group unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to the Agents written objection thereto describing the error or errors contained in any such statements.

              2.11 Fees. Borrower shall pay to Collateral Agent for the benefit of Lender Group (to be distributed among Lender Group as set forth in a separate writing among them) the following fees:

                   (a) Annual Fee. On the Closing Date and on each anniversary of the Closing Date, a fee of $500,000.

                   (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to .375% per annum times the Average Unused Portion of the Maximum Revolving Amount.

                   (c) Fee. On the six month anniversary of the Closing Date, a fee in an amount equal to .25% of the Maximum Revolving Amount, and on the eighteenth month anniversary of the Closing Date, a fee in an amount equal to
 .75% of the Maximum Revolving Amount.

                   (d) Financial Examination, Documentation, and Appraisal Fees. Upon receipt of an invoice therefor, (A) an audit or examination fee of $650 per day per examiner, plus out-of-pocket expenses, for each financial analysis and examination (i.e., audits) of any Company performed by personnel employed by one or both Agents; (B) the cost of each third party appraisal required by Section 4.6 plus out-of-pocket expenses for each such appraisal; and, (C) the actual charges paid or incurred by the Agents if they elect to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of any Company; and

                   (e) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $10,000.

                   Each of the foregoing fees is non-refundable and shall be earned and due and payable on the dates indicated above, provided that the audit or examination fee described in Section 2.11(d)(A) shall be earned as and when an audit or examination specific to the Companies is performed and the other charges described in Section 2.11(d) shall be earned when incurred.

         3.   CONDITIONS; TERM OF AGREEMENT.

              3.1 Conditions Precedent to the Initial Advance and Letters of Credit. The obligation of Lender Group to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Lender Group and its counsel, of each of the following conditions on or before the Closing Date:

                 (a) the Closing Date shall occur on or before December 30, 1998;

                 (b) Administrative Agent shall be satisfied that its financing statements have been accepted for filing in each applicable filing office;

                 (c) Administrative Agent shall have received each of the following documents, duly executed and delivered, and each such document shall be in full force and effect:

                           i.       the Lockbox Agreements;

                           ii.      the Disbursement Letter;

                           iii. the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of the Companies;

                           iv.      the Trademark Security Agreement;

                           v.       the Pledge Agreements and the Dutch
                                    Receivables Pledge;

                           vi.      the Contribution Agreement; and

                           vii. Assignment of Claims Act Notices for each Account existing as of the Closing Date, with respect to which the Account Debtor is
                                    (A) the United States, or any department, agency or instrumentality thereof, or (B) a state or city Governmental Authority, except to the extent such Account is not deemed an ineligible Account by reason of clause
                                    (ii)(A) or (ii)(C) of paragraph (e) of the definition of "Eligible Accounts" set forth in Section 1.1;

                 (d) Administrative Agent shall have received a certificate from the Secretary of each Company attesting to the resolutions of such Company's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Company is a party and authorizing specific officers of such Company to execute the same;

                 (e) Administrative Agent shall have received copies of each Company's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Company;

                 (f) Administrative Agent shall have received a certificate of status with respect to each Company, dated within thirty (30) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Company, which certificate shall indicate that such Company is in good standing in such jurisdiction;

                 (g) Administrative Agent shall have received certificates of status with respect to each Company, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which the failure of such Company to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Company is in good standing in such jurisdictions;

                 (h) Administrative Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Administrative Agent and its counsel;

                 (i) Administrative Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Administrative Agent may require;

                 (j) Administrative Agent shall have received an opinion of the Companies' counsel in form and substance reasonably satisfactory to Administrative Agent;

                 (k) Administrative Agent shall have received satisfactory evidence that all tax returns required to be filed by any Company have been timely filed and all taxes upon the Companies or their respective properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                 (l) Administrative Agent shall be satisfied as to the implementation by Borrower of a cash management system reasonably satisfactory to Administrative Agent, which cash management system shall include, among other things, the procedures provided for in Sections 2.7 and 2.8;

                 (m) there shall be no pending claim, investigation or litigation with respect to any Company by any state or federal government entity except as disclosed on Schedule 5.10 and any claim, investigation or litigation disclosed on such schedule shall be satisfactory to Administrative Agent and Lenders in all respects;

                 (n)   Intentionally Omitted;

                 (o) Administrative Agent shall have received an enterprise valuation of Borrower and its Subsidiaries prepared by Ernst & Young LLP at the request of Administrative Agent, satisfactory in form and substance to Administrative Agent;

                 (p) Administrative Agent shall have received a copy of the takeover audit of Borrower and its Subsidiaries, satisfactory in form and substance to Administrative Agent;

                 (q) Administrative Agent shall have received a Company prepared balance sheet, income statement, and statement of cash flow covering the operations of the Consolidated Group on a consolidated and consolidating basis for the month of October, 1998;

                 (r) Administrative Agent shall have received a complete copy of each Material Contract, including, without limitation, each Indenture, accompanied by a certificate of the chief executive officer, chief financial officer or Secretary of Borrower as to the completeness thereof;

                 (s) Borrower shall have a minimum of $5,000,000 of unrestricted cash balances and Availability after the repayment of all amounts owing to the Existing Lender and all fees and expenses incurred in connection with the transactions contemplated by this Agreement and based upon a Borrowing Base calculated using information as of a date no earlier than November 30, 1998, rolled forward to a date acceptable to the Agents and provided that accounts payable of the Companies are at a level and in a condition satisfactory to the Administrative Agent; and

                 (t) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Administrative Agent and its counsel and the fees and disbursements of Schulte Roth & Zabel LLP and all other accrued and unpaid Lender Group Expenses shall be paid if invoiced as of the Closing Date.

           3.2 Conditions Precedent to all Advances and all Letters of Credit. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

                 (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to or are expressly made as of an earlier date);

                 (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                 (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Company, any Agent, the Lender Group, or any of their Affiliates.

           3.3 Condition Subsequent. As a condition subsequent to the initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                 (a) within 30 days of the Closing Date, deliver to the Administrative Agent (i) the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Administrative Agent and its counsel, and (ii) a one-year monthly cash flow budget, by Material Customer Contract, prepared by Borrower and Ernst & Young LLP, satisfactory in form and substance to Administrative Agent and the Lenders;

                 (b) use its best efforts to deliver, within 45 days of the Closing Date, to the Administrative Agent, evidence, satisfactory to the Administrative Agent, that the Liens identified on Schedule 3.3(b) (the "Specified Liens") have been released of record; and

                 (c) on or before February 26, 1999, replace all existing bank accounts of the Companies at First Union National Bank (including, without limitation, the Designated Account) to accounts established at any other bank; provided that the Companies may maintain bank accounts at First Union National Bank to the extent necessary to provide for the payment of checks outstanding in the ordinary course of business.

           3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower, the Subsidiary Guarantors, each of the Lenders and each of the Agents, and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is two (2) years from the Closing Date, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Administrative Agent (on behalf of Lender Group) shall have the right to terminate Lender

Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

           3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit, except as permitted by clause (x) or (y) in Section 2.2(e)(ii)) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Companies of their duties, Obligations, or covenants hereunder, and Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender Group's obligation to provide additional credit hereunder is terminated.

           3.6 Early Termination by Borrower. Borrower has the option, at any time upon thirty (30) days' prior written notice to Administrative Agent, to terminate this Agreement by paying to Collateral Agent (for the ratable benefit of Lender Group), in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit, unless final documentation has been executed with respect to the arrangements permitted under clauses (x) and (y) of
Section 2.2(e)(ii)), in full, without premium or penalty.

      4.   CREATION OF SECURITY INTEREST.

           4.1 Grant of Security Interest. Each of the Companies hereby grants to Administrative Agent for the benefit of Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by the Companies of their covenants and duties under the Loan Documents. The security interests of the Administrative Agent for the benefit of Lender Group in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Agents, Lender Group or any Company. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, no Company has authority, express or implied, to dispose of any item or portion of the Personal Property Collateral, except as expressly permitted under Section 7.4.

           4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall notify Administrative Agent and, immediately upon the request of Administrative Agent, shall cause such Negotiable Collateral to be endorsed to Administrative Agent and to be delivered into Administrative Agent's physical possession.

           4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuance of an Event of Default, the Agents or their designees may (a) notify customers or Account Debtors of the Companies that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Administrative Agent or that Administrative Agent for the benefit of Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Company agrees that in such circumstances it will hold in trust for Lender Group, as Administrative Agent's trustee, any Collections that it receives and immediately will deliver said Collections to Administrative Agent in their original form as received by such Company.

           4.4 Delivery of Additional Documentation Required. At any time upon the request of either Agent, each Company shall execute and deliver to Administrative Agent all financing statements, continuation financing statements, mortgages, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that such Agent reasonably may request, in form satisfactory to such Agent, to perfect and continue perfected Administrative Agent's security interests for the benefit of Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

           4.5 Power of Attorney. Each Company hereby irrevocably makes, constitutes, and appoints Administrative Agent and Collateral Agent (and any of such Agents' officers, employees, or agents designated by such Agents) as such Company's true and lawful attorney, with power to (a) if such Company refuses to, or fails timely to execute and deliver any of the documents described in
Section 4.4, sign the name of such Company on any of the documents described in
Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Company's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Company's name on any Collection item that may come into Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Company's mail to an address designated by Administrative Agent, to receive and open all mail addressed to such Company, and to retain all mail relating to the Collateral and forward all other mail to such Company, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Company's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Administrative Agent determines to be reasonable, and Administrative Agent may cause to be executed and delivered any documents and releases that Administrative Agent determines to be necessary. The appointment of the Agents as such Company's attorney, and each and every one of the Agents' rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender Group's obligation to extend credit hereunder is terminated.

           4.6 Right to Inspect and to Conduct Appraisals. The Agents (through any of their respective officers, employees, or agents) shall have the right, at the expense of Borrower, from time to time hereafter, to inspect the Companies' Books and to check, test, and appraise the Collateral in order to verify the Companies' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. In addition, on an annual basis, the Agents shall receive from Ernst & Young, LLP, at the expense of the Borrower, an update of the enterprise valuation delivered to the Administrative Agent pursuant to Section 3.1(o).

      5.   REPRESENTATIONS AND WARRANTIES.

           In order to induce Lender Group to enter into this Agreement, the Companies jointly and severally make the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit, made thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to or are expressly made as of an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

           5.1 No Encumbrances. The Companies have good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

           5.2 Eligible Accounts. The Eligible Accounts and Eligible Unbilled Accounts are bona fide existing obligations created by the rendition of services to Account Debtors in the ordinary course of the Companies' business, and such Accounts, to the extent not excluded from the definition of "Eligible Accounts" pursuant to paragraph (j) thereof, are unconditionally owed to a Company without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The services giving rise to such Eligible Accounts and Eligible Unbilled Accounts, to the extent such Accounts are not excluded from the definition of "Eligible Accounts" pursuant to paragraph (j) thereof, have been performed and unconditionally accepted by such Account Debtor. No Company has received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account or Eligible Unbilled Account. Each Company that owns an Account the Account Debtor of which is the United States or a State, or any department, agency or instrumentality thereof, has executed and delivered to Administrative Agent an Assignment of Claims Act Notice with respect to such Account, to the extent required pursuant to Section 3.1(c)(vii) or Section 6.18. Upon filing such Assignment of Claims Act Notice with such Account Debtor and/or as instructed in a cover memorandum prepared by Borrower and attached to such Assignment of Claims Act Notice, such Assignment of Claims Act Notice will be effective under the Assignment of Claims Act (or if applicable, under such State's statutory counterpart to the Assignment of Claims Act) to require such Account Debtor to remit the proceeds of such Account directly to Collateral Agent for the benefit of Lender Group.

           5.3 Other Subsidiaries. Except for (i) the Subsidiaries described in Schedule 5.3 or organized under the laws of any jurisdiction outside of the United States of America or (ii) ICF Kaiser Engineers Eastern Europe, Inc. and ICF Kaiser Technology Holdings, Inc. as long as either such Subsidiary listed in this clause (ii) owns no assets, other than equity interests in another Person, and conducts no business, the Subsidiaries of the Borrower that are not Subsidiary Guarantors do not conduct any business and do not own any assets with a fair market value in excess of $5,000,000 in the aggregate for all such Subsidiaries and $1,000,000 for any such individual Subsidiary.

           5.4 Equipment. All of the Equipment is used or held for use in the Companies' business and is fit for such purposes.

           5.5 Location of Inventory and Equipment. The Equipment is not stored with a bailee, warehouseman, or similar party (without Administrative Agent's prior written consent) and is located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

           5.6   Intentionally Omitted.

           5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 54-1437073. The chief executive office of each other Company and each other Company's FEIN is set forth on Schedule 5.7.

           5.8   Due Organization and Qualification; Subsidiaries.

                 (a) Each Company is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

                 (b) Set forth on Schedule 5.8 is a complete and accurate list of (x) each Company's state of incorporation and each jurisdiction in which such Company is qualified to do business, and (y) each Company's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Company. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                 (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

           5.9   Due Authorization; No Conflict.

                 (a) The execution, delivery, and performance by each Company of this Agreement and the Loan Documents to which such Company is a party have been duly authorized by all necessary corporate action.

                 (b) The execution, delivery, and performance by each Company of this Agreement and the Loan Documents to which such Company is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Company, the Governing Documents of such Company, or any order, judgment, or decree of any court or other Governmental Authority binding on such Company, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Company, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract (except as may be required under the Assignment of Claims Act).

                 (c) Other than the filing of appropriate financing statements, fixture filings, Assignment of Claims Act Notices and mortgages, the execution, delivery, and performance by each Company of this Agreement and the Loan Documents to which each Company is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                 (d) This Agreement and the Loan Documents to which each Company is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Company will be the legally valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                 (e) The Liens granted by each Company to Administrative Agent (for the benefit of Lender Group) in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                 (f) No Company has been notified by any Account Debtor, Governmental Authority or instrumentality, accreditation agency or any other Person, during the immediately preceding 24-month period, that such party has rescinded or not renewed, or intends to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted by it to such Company or to which it and such Company are parties where such event would affect the collectibility or enforceability of the Accounts or cause a Material Adverse Change in the operation of the Companies.

           5.10 Litigation. There are no actions or proceedings pending by or against any Company or any Subsidiary of a Company before any court or administrative agency, and no Company has knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions against any Company or any Subsidiary of a Company except for: (a) matters that if decided adversely to such Company or such Subsidiary of a Company would result in liability to such Company or such Subsidiary of a Company of less than $100,000; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to such Company or such Subsidiary of a Company, would not cause a Material Adverse Change.

           5.11 Financial Statements; No Material Adverse Change. All financial statements relating to the Consolidated Group or any of the Companies that have been delivered by any Company to Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the Consolidated Group's or such Company's, as applicable, financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Consolidated Group or any Company since the date of the latest financial statements submitted to Lender Group on or before the Closing Date.

           5.12 Solvency. The Consolidated Group and each of the Companies are Solvent. No transfer of property is being made by any Company and no obligation is being incurred by any Company in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Company.

           5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

           5.14 Environmental Condition. Except as disclosed on Schedule 5.14 and except for such matters or conditions that are in compliance in all material respects with all applicable laws and regulations: (i) none of the Companies' or their respective Subsidiaries' properties or assets has ever been used by any Company or any Subsidiary of a Company or, to the best of any Company's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials; (ii) none of the Companies' or their respective Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (iii) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Company or any Subsidiary of a Company; and (iv) no Company nor any Subsidiary of a Company has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or foreign governmental agency concerning any action or omission by any Company or any Subsidiary of a Company resulting in the releasing or disposing of Hazardous Materials into the environment.

           5.15 No Default. Except as disclosed on Schedule 5.15, no Company nor Subsidiary of a Company is in default with respect to (i) any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Company or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to cause a Material Adverse Change or (ii) any Material Contract.

           5.16 Material Contracts; Restrictive Agreements. Except for such changes as have been provided to Administrative Agent in writing, (i) each Material Customer Contract to which any Company or any Subsidiary of a Company is a party is set forth in Part I of Schedule 5.16 and (ii) each other Material Contract to which any Company or any Subsidiary of a Company is a party is set forth in Part II of Schedule 5.16. Borrower has provided to Administrative Agent or its counsel each definitive written agreement relating to each such Material Customer Contract and Material Contract. Except as set forth in Part III of
Schedule 5.16, no Company nor Subsidiary of a Company is a party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which has caused or, as far as such Company or Subsidiary can reasonably foresee, may cause a Material Adverse Change.

           5.17 Government Contracts. No Company nor Subsidiary of a Company is in receipt of any notice from any Governmental Authority that such Company or such Subsidiary of a Company is disqualified, barred or suspended from bidding on or performing any contract or proposed contract.

           5.18 Year 2000 Compliance. Any reprogramming required to address the Year 2000 problem (i.e., the inability of certain computer applications to recognize correctly and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and to permit the proper functioning, in and following the year 2000, of (a) the Companies' and their Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Companies' or their Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will, or in the case of systems and equipment supplied by others or with which the Companies' or their Subsidiaries' systems interface, to the best of each Company's knowledge, will be completed by October 30, 1999. The cost to the Companies and their Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the Year 2000 problem to the Companies and their Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems and equipment) will not result in an Event of Default or cause a Material Adverse Change.

           5.19 Specified Liens. No Company has any obligation with respect to any Specified Lien to any Person that is the secured party with respect to any such Specified Lien.

      6.   AFFIRMATIVE COVENANTS.

           Each of the Companies hereby jointly and severally covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, the Companies shall do all of the following:

           6.1 Accounting System. Maintain a standard and modern system of accounting that enables the Companies to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by any Agent.

           6.2 Collateral Reporting. Provide the Agents with the following documents at the following times in form and substance satisfactory to the
Agents: (a) on a monthly basis and, in any event, by no later than the 10th Business Day of each fiscal month of Borrower during the term of this Agreement with respect to the following clauses (i) and (ii) and the 5th Business Day of each fiscal month of Borrower during the term of this Agreement with respect to the following clause (iii), (i) a detailed calculation of the Borrowing Base,
(ii) a schedule, in form and substance satisfactory to the Collateral Agent, of the Eligible Unbilled Accounts, and (iii) a detailed aging, by total, of the Eligible Accounts, (b) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, (c) if requested by an Agent, on each Business Day, notice of all disputes or claims not previously reported, (d) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, purchase orders and invoices, (e) on a quarterly basis, a detailed list of Borrower's customers by contract, (f) on a monthly basis, a calculation of the Dilution for the prior month; and (g) such other reports as to the Collateral or the financial condition of the Companies as any Agent may request from time to time. Original invoices shall be mailed by the Companies to each Account Debtor and, at Administrative Agent's direction after the occurrence and during the continue of an Event of Default, the invoices shall indicate on their face that the Account has been assigned to the Administrative Agent and that all payments are to be made directly to the Collateral Agent.

           6.3 Financial Statements, Reports, Certificates. Deliver to Administrative Agent with copies to each Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering the operations of the Consolidated Group on a consolidated and consolidating basis during such period; and (b) as soon as available, but in any event within one hundred and five (105) days after the end of each of Borrower's fiscal years, consolidated and consolidating financial statements of the Consolidated Group for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Administrative Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Administrative Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management.

           In addition to the above, the Borrower also shall deliver to Administrative Agent, with a copy to each Lender, Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Administrative Agent relating to the financial condition of the Companies.

           Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Administrative Agent, with a copy to each Lender, a certificate signed by the chief financial officer or treasurer of each Company to the effect that: (i) all financial statements delivered or caused to be delivered to Administrative Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of the Consolidated Group, (ii) the representations and warranties of the Companies contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to or are expressly made as of an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 or Section 7.21 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in
Section 7.20 or Section 7.21, and (iv) on the date of delivery of such certificate to Administrative Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Companies have taken, are taking, or propose to take with respect thereto).

           At least five (5) days prior to the Closing Date, Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Administrative Agent and to release to Administrative Agent whatever financial information concerning the Companies that Administrative Agent may reasonably request. Each Company hereby irrevocably authorizes and directs all auditors and accountants to deliver to Administrative Agent, at Borrower's expense, copies of such Company's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Administrative Agent any information they may have regarding such Company's business affairs and financial condition.

           6.4 Other Reports. Deliver to Administrative Agent the following additional reports, each to be certified as to accuracy by the chief financial officer of Borrower:

                 (a) Quarterly Status Reports. Within thirty (30) days after the end of each fiscal quarter of each fiscal year, a contract status report, substantially in the form of Exhibit 6.4(a), with respect to each Material Customer Contract.

                 (b) Nitric Acid Monthly Reports. Within thirty (30) days after the end of each month and until all four nitric acid projects of the Companies, as described in Schedule 6.4(b), are completed, a monthly report containing information with respect to the actual cost to complete and cash flows of each nitric acid project set forth in Schedule 6.4(b); in each such report, which shall be substantially in the form of Exhibit 6.4(b), the actual information required to be contained therein shall be compared to the project cost to complete and cash flows for each such nitric acid project as set forth in Schedule 6.4(b).

                 (c) New Contract Report. At the time each new Material Customer Contract is entered into by a Company, a report containing a summary of the material terms of such Material Customer Contract, a budget setting forth the projected costs and cash flows relating to such Material Customer Contract, and a complete copy of such Material Customer Contract attached thereto.

           6.5 Tax Returns. Make available, or if requested by Administrative Agent, deliver to Administrative Agent copies of each of the Companies' future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

           6.6   Intentionally Omitted.

           6.7 Title to Equipment. Upon Administrative Agent's request, immediately deliver or caused to be delivered to Administrative Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of material owned Equipment.

           6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, the Companies shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

     6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any of the Companies or any of their respective Subsidiaries or properties to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Companies shall make, and cause their Subsidiaries to make, due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of them by law, and will execute and deliver to Administrative Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. The Companies will make, and cause their Subsidiaries to make, timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish the Administrative Agent with proof satisfactory to Administrative Agent indicating that the Companies and such Subsidiaries have made such payments or deposits.

     6.10 Insurance.

          (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. The Companies also shall maintain business interruption, public liability, product liability, and property damage insurance relating to the Companies' ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

          (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Administrative Agent. All insurance required herein shall be written by companies which are admitted or otherwise authorized to do insurance business in the States of Virginia and New York. All hazard insurance and such other insurance as Administrative Agent shall specify, shall contain a standard mortgagee endorsement, or an equivalent endorsement satisfactory to Administrative Agent, showing Administrative Agent (for the ratable benefit of Lenders) as a loss payee thereof. Every policy of insurance referred to in this
Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days' prior written notice to Administrative Agent (or ten (10) days' prior written notice, in the case of cancellation due to non-payment of premium) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Company or Administrative Agent which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall deliver to Administrative Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

          (c) Original policies or certificates thereof satisfactory to Administrative Agent evidencing such insurance shall be delivered to Administrative Agent prior to the expiration of the existing or preceding policies. Borrower shall give Administrative Agent prompt notice of any loss covered by such insurance, and Administrative Agent shall have the right to adjust any loss. Administrative Agent shall have the right to adjust all losses payable under any such insurance policies without any liability to the Companies whatsoever in respect of such adjustments and, if an Event of Default has occurred and is continuing, no Company shall adjust losses under such insurance policies without the prior written consent of Administrative Agent. If any insurance company shall refuse to permit Administrative Agent to adjust losses, Borrower shall adjust such losses in accordance with the written directions of Administrative Agent. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall, except to the extent otherwise provided in Section 2.4(a)(v), be paid over to Administrative Agent (for the ratable benefit of Lenders) to be applied at the option of Administrative Agent either to the prepayment of the Obligations without premium, in such order or manner as

Administrative Agent may elect and direct Administrative Agent, or shall be disbursed to Borrower under stage payment terms satisfactory to Administrative Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Administrative Agent shall have the right to apply all prepaid premiums available in accordance with the terms of the applicable insurance policies to the payment of the Obligations in such order or form as Administrative Agent shall determine and direct Administrative Agent.

              (d) No Company shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Administrative Agent is included thereon as additional named insured with the loss payable to Administrative Agent (for the ratable benefit of Lenders) under a standard mortgagee endorsement acceptable to the Administrative Agent. Borrower immediately shall notify Administrative Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Administrative Agent.

         6.11 No Set-offs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.12 Location of Equipment. Keep the Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule
6.12 so long as such amendment occurs by written notice to the Agents not less than thirty (30) days prior to the date on which the Equipment is moved to such new location, so long as such new location is within the United States, and so long as, at the time of such written notification, the Companies provide to Administrative Agent any financing statements or fixture filings necessary to perfect and continue perfected Administrative Agent's security interests (for the benefit of Lender Group) in such assets and also provide to Administrative Agent, if so requested, a Collateral Access Agreement.

         6.13 Compliance with Laws. Comply and cause their Subsidiaries to comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not cause and could not reasonably be expected to cause a Material Adverse Change.

         6.14 Employee Benefits.

              (a) Deliver to Administrative Agent (i) promptly, and in any event within ten (10) Business Days after Borrower or any of its Subsidiaries knows that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC,
(ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

              (b) Cause to be delivered to Administrative Agent, upon Administrative Agent's request, each of the following: (i) a copy of each Plan (and if applicable, related trust agreements or other funding instruments) and all amendments thereto; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the most recent plan year, the annual reports on Form 5500 Series required to be filed with any governmental agency for any Benefit Plan; (iv) all actuarial reports prepared for the most recent plan year for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such Multiemployer Plan; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

         6.15 Leases. Pay when due all rents and other amounts payable under any leases to which any Company is a party or by which any Company's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that any Company fails timely to make payment of such rents and other amounts payable when due under its leases, Administrative Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

         6.16 Joinder. Cause the Subsidiaries of the Borrower that are not Subsidiary Guarantors to be joined to this Agreement and each other Loan Document to which the Subsidiary Guarantors are parties as and when required pursuant to Section 18.7.

         6.17 Real Property Collateral. Immediately notify Administrative Agent in writing each time any Company obtains any Real Property and, if so requested by Administrative Agent, (i) execute a mortgage with respect to such Real Property in favor of Administrative Agent for the benefit of Lender Group (a "Mortgage"), (ii) cause a phase-I environmental report and a real estate survey to be completed with respect to such Real Property and copies thereof to be delivered to Administrative Agent; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Administrative Agent in its sole discretion, (iii) obtain title policy insurance for such Real Property naming Administrative Agent as beneficiary for the benefit of Lender Group, from an insurer acceptable to Administrative Agent, and in form and substance acceptable to Administrative Agent, subject only to such exceptions as shall be approved by Administrative Agent, (iv) deliver an opinion of counsel to Administrative Agent with respect to the Mortgage, title insurance policy, applicable zoning laws and such other matters as Administrative Agent may request, and (v) and execute and deliver such other documents and take such other actions as Administrative Agent may request.

         6.18 Assignment of Claims Act. On the Closing Date, with respect to any Accounts existing on the Closing Date, and within ten (10) Business Days after any Company creates or otherwise generates an Account, the Account Debtor of which is (1) the United States, or any department, agency or instrumentality thereof, or (2) a state or city Governmental Authority, except to the extent such Account is not deemed an ineligible Account by reason of clause (ii)(A) or
(ii)(C) of paragraph (e) of the definition of "Eligible Accounts" set forth in
Section 1.1, deliver to Administrative Agent executed notices ("Assignment of Claims Act Notices") (i) complying with the requirements of (A) FAR 32.805(c), codified at 48 C.F.R. ss. 32.805(c), promulgated under the Assignment of Claims Act (or any successor provision), or (B) if applicable, the statutory or regulatory counterpart to FAR 32.805(c) of such State, (ii) substantially in the form of Exhibit 6.18 (adjusted as necessary to comply with (A) the Assignment of Claims Act or (B) if applicable, the statutory counterpart of the Assignment of Claims Act of such State), (iii) naming Administrative Agent as assignee, and
(iv) addressed to each such Account Debtor, together with a cover memorandum identifying each Person that must receive a copy of such Assignment of Claims Act Notices in order to effect a proper assignment of such Account to Collateral Agent.

         6.19 Year 2000 Compliance. Complete (i) the reprogramming required to address the Year 2000 problem (i.e., the inability of certain computer applications to recognize correctly and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and to permit the proper functioning, in and following the year 2000, of (a) the Companies' and their Subsidiaries' computer systems and (b) equipment containing embedded microchips (including the exercise of reasonable commercial efforts with respect to systems and equipment supplied by others or with which the Companies' or their Subsidiaries' systems interface) and (ii) the testing of all such systems and equipment, as so reprogrammed, by October 30, 1999.

    7.   NEGATIVE COVENANTS.

         Each of the Companies hereby jointly and severally covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, none of the Companies will not do any of the following:

         7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, or permit any Subsidiary to do so, except:

              (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

              (b) Indebtedness set forth in the latest consolidated financial statements of the Consolidated Group submitted to Administrative Agent on or prior to the Closing Date;

              (c) Indebtedness secured by Permitted Liens;

              (d) Indebtedness owing by one Company to another Company;

              (e) Indebtedness owing by a Company to a member of the Consolidated Group that is not a Company, provided that such Indebtedness, when added to the loans, advances, capital contributions or transfers of property permitted by clause (i) of the proviso to clause (b) in Section 7.13, shall not in the aggregate exceed $500,000, and provided further, that both immediately before and after giving effect to any payment on such Indebtedness permitted by this clause (e), Availability is not less than $2,000,000;

              (f) Indebtedness owing by a Company to a member of the Consolidated Group organized under the laws of a jurisdiction outside of the United States that is not a Company, provided that such Company has received from such Person cash in an amount equal to the principal amount of such Indebtedness within the immediately preceding 90 days, and provided further, that both immediately before and after giving effect to any payment on such Indebtedness permitted by this clause (f), Availability is not less than $2,000,000;

              (g) Non-Recourse Indebtedness;

              (h) Indebtedness evidenced by, and reimbursement obligations with respect to, surety bonds or performance bonds (other than bid bonds) issued by or for the benefit of a Company or a Subsidiary of a Company in the ordinary course of business;

              (i) reimbursement obligations with respect to bid bonds issued by or for the benefit of a member of the Consolidated Group in the ordinary course of business;

              (j) Indebtedness owing by a member of the Consolidated Group that is not a Company in an aggregate principal amount not exceeding $1,000,000 at any time outstanding; and

              (k) refinancings, renewals, or extensions of Indebtedness permitted under clause (b), (c), (d), (e), (g), (h), (i) or (j) of this Section
7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as in the case of clauses (b) and (c): (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender Group as those applicable to the refinanced Indebtedness.

         7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, or permit any Subsidiary to do so, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(k) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

         7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, provided, however, that this Section 7.3 shall not prohibit (i) the merger of a Subsidiary Guarantor into Borrower or another Subsidiary Guarantor, (ii) the consolidation of two or more Subsidiary Guarantors, and (iii) the transfer of assets from one Company to another Company.

         7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its properties or assets, other than (i) a sale, lease, assignment, transfer or other disposition to another Company and (ii) sales or dispositions of obsolete Equipment, consistent with past practices, having an aggregate value not greater than $250,000, provided that 100% of the Net Proceeds of all sales permitted by the foregoing clause (ii) shall be remitted directly to Collateral Agent for the benefit of Lender Group to repay the outstanding Advances and any other outstanding Obligations.

         7.5 Change of Name. Change a Company's name, FEIN, or identity, or add any new fictitious name without thirty (30) days' prior written notice to the Administrative Agent or change a Company's corporate structure (within the meaning of Section 9-402(7) of the Code).

         7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the financial obligations of any third Person, or permit any Subsidiary to do so, except (a) by endorsement of instruments or items of payment for deposit to the account of a Company or which are transmitted or turned over to Collateral Agent and (b) guarantees of Indebtedness or other obligations otherwise permitted hereunder (including, without limitation, guaranty of the obligations of the Borrower under the Indentures and Notes).

         7.7 Nature of Business. Make any change in the principal nature of the Companies' businesses as conducted on the Closing Date.

         7.8  Prepayments and Amendments.

              (a) Except in connection with a refinancing permitted by Section 7.1(k), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement;

              (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of (i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness (other than the Indentures and the Notes) permitted under Sections 7.1(b), (c),
(d), (e) or (g) or (ii) any Material Contract, if such amendment, modification, alteration, increase or change could reasonably be expected to cause a Material Adverse Change; and

              (c) Agree to any amendment or make any other change to (or make any payment consistent with any amendment or other change to), or waive any of its rights under, any Indenture or refinance any Indebtedness evidenced by the Indentures without obtaining the prior written consent of the Required Lenders to such amendment, modification, payment, waiver, change or refinancing, except for (i) an amendment or supplement that adds a Subsidiary Guarantor as an additional guarantor thereunder and (ii) an amendment or supplement that cures any ambiguity, inconsistency or defect in any Indenture, provided that any such amendment or supplement is not adverse to the interests of the Agents and the Lender Group.

         7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 Intentionally Omitted.

         7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's or any Company's capital stock, of any class, whether now or hereafter outstanding; provided, however, that this
Section 7.11 shall not prohibit dividends or other distributions or payments (i) by a Subsidiary Guarantor to Borrower or by one Subsidiary Guarantor to another Subsidiary Guarantor or (ii) required by the terms of employee benefit programs of Borrower and its Subsidiaries.

         7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Companies' accounting records without said accounting firm or service bureau agreeing to provide the Agents information regarding the Collateral or the Companies' financial condition. Each Company waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by the Agents pursuant to or in accordance with this Agreement, and agrees that the Agents may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, other than another Company existing on the Closing Date, (b) loans, advances, capital contributions, or transfers of property to a Person other than another Company, provided that, (i) the Companies may make loans, advances, capital contributions or other transfers of property to their Affiliates (including Persons that will become Affiliates as a result of such loan, advance, capital contribution or other transfer) that are not Companies hereunder in an aggregate amount during the term of this Agreement, when added to the Indebtedness permitted to be incurred pursuant to clause (e) of Section 7.1, of not more than $500,000 if (A) both immediately before and after giving effect to such transactions, Availability is not less than $2,000,000 and (B) no such investment shall result in an acquisition of all or substantially all of the assets or stock or equity of any such Person and (ii) any Company may make loans, advances, capital contributions or other transfers of property to a member of the Consolidated Group organized under the laws of a jurisdiction outside of the United States that is not a Company so long as (A) such Company has received from such Person an amount in cash equal to such loan, advance, capital contribution or other transfer within the immediately preceding 90 days and (B) both immediately before and after giving effect to such transaction Availability is not less than $2,000,000, and (iii) such investments are made in joint ventures and similar project vehicles consistent with past practice, or
(c) the acquisition of all or substantially all of the properties or assets of a Person other than another Company. Nothing in this Section 7.13 shall prohibit the Companies from (1) fulfilling their obligations under the agreements referred to on Schedule 7.13 or (2) receiving equity in another Person in consideration of bid and proposal or similar costs incurred, or in-kind services provided, for the benefit of such Person in the ordinary course of business.

         7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Company other than another Company except for transactions that are in the ordinary course of such Company's business, upon fair and reasonable terms, that are fully disclosed to Administrative Agent, and that are no less favorable to the Companies than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 Suspension. Suspend or go out of a substantial portion of its business.

         7.16 Compensation. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; or pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

         7.17 Use of Proceeds. Use the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

         7.18 Change in Location of Chief Executive Office; Equipment with Bailees. Relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Administrative Agent and so long as, at the time of such written notification, such Company provides any financing statements or fixture filings necessary to perfect and continue perfected the Administrative Agent's security interests (for the benefit of the Lender Group) and, if so requested, also provides to the Administrative Agent a Collateral Access Agreement with respect to such new location. The Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without the Administrative Agent's prior written consent.

         7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

              (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

              (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

              (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

              (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

              (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

              (f) fail, or permit any Subsidiary of Borrower to fail, to pay to any Benefit Plan any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment;

              (g) amend, or permit any Subsidiary of Borrower to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the IRC; or

              (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $500,000.

         7.20 Financial Covenants. Permit the Consolidated Group to fail to maintain:

              (a) EBITDA. EBITDA at the end of each fiscal quarter ending on a date set forth below, measured on a rolling four fiscal quarter basis, of not less than the amount set forth opposite each such date:

                     Date                          Amount

                   12/31/98                    $16,400,000
                    3/31/99                    $11,100,000
                    6/30/99                    $ 9,900,000
                    9/30/99                    $13,300,000
                   12/31/99                    $21,100,000
                    3/31/00                    $24,900,000
                    6/30/00                    $28,100,000

                    9/30/00                    $30,200,000
                   12/31/00                    $31,500,000

              (b) Total Debt to EBITDA. A ratio of Total Debt at the end of each fiscal quarter ending on a date set forth below divided by EBITDA at the end of each such fiscal quarter, measured on a rolling four fiscal quarter basis, of less than the ratio set forth opposite each such date:


                      Date                          Ratio

                   12/31/98                    12.2 to 1.0
                    3/31/99                    18.0 to 1.0
                    6/30/99                    20.2 to 1.0
                    9/30/99                    15.0 to 1.0
                   12/31/99                     9.5 to 1.0
                    3/31/00                     8.0 to 1.0
                    6/30/00                     7.1 to 1.0
                    9/30/00                     6.6 to 1.0
                   12/31/00                     6.3 to 1.0






              (c) Tangible Net Worth. Tangible Net Worth on each date listed below of not less than the amount set forth below opposite each such date:


                    Date                          Amount

                   12/31/98                 ($127,800,000)
                    3/31/99                 ($131,200,000)
                    6/30/99                 ($133,200,000)
                    9/30/99                 ($133,400,000)
                   12/31/99                 ($132,800,000)
                    3/31/00                 ($132,400,000)
                    6/30/00                 ($130,100,000)
                    9/30/00                 ($127,600,000)
                   12/31/00                 ($124,900,000)



              (d) Minimum Revenues. Net revenues from operations of the Consolidated Group for each month set forth below of not less than the amount set forth below opposite each such month:


                     Month                        Amount

                     Dec-98                    $24,000,000

                     Jan-99                    $29,100,000
                     Feb-99                    $28,500,000
                     Mar-99                    $27,500,000
                     Apr-99                    $30,300,000
                     May-99                    $29,700,000
                     Jun-99                    $29,500,000
                     Jul-99                    $32,600,000
                     Aug-99                    $31,900,000
                     Sep-99                    $31,700,000
                     Oct-99                    $31,700,000
                     Nov-99                    $31,600,000
                     Dec-99                    $30,900,000

                     Jan-00                    $31,100,000
                     Feb-00                    $30,400,000
                     Mar-00                    $29,500,000
                     Apr-00                    $32,500,000
                     May-00                    $31,700,000
                     Jun-00                    $31,500,000
                     Jul-00                    $34,900,000
                     Aug-00                    $34,100,000
                     Sep-00                    $33,900,000
                     Oct-00                    $33,900,000
                     Nov-00                    $33,800,000
                     Dec-00                    $33,100,000


         7.21 Capital Expenditures. Permit the Consolidated Group to make capital expenditures in any fiscal year in excess of (i) $1,200,000 for any individual transaction, or (ii) $4,000,000 in the aggregate.

    8.   EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower or any Company fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2 (a) If any Company fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Other Reports), 6.5 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Location of Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of 5 Business Days or a period of 3 Business Days in the case of clause (a) of Section 6.2;
(b) if any Company fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of 15 days; or (c) if any Company fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in this Agreement or such other Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern; provided that, during any period of time that any such failure or neglect of a Company referred to in this Section 8 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Lender Group shall not be required during such period to make Advances to Borrower or assist the Borrower in obtaining Letters of Credit for the account of Borrower;

         8.3  If there is a Material Adverse Change;

         8.4 If any material portion of any Company's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

         8.5  If an Insolvency Proceeding is commenced by any Company;

         8.6 If an Insolvency Proceeding is commenced against any Company and any of the following events occur: (a) such Company consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Company; or (e) an order for relief shall have been issued or entered therein;

         8.7 If any Company is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 If a notice of Lien (other than a Permitted Lien), levy, or assessment is filed of record with respect to any Company's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien (other than a Permitted Lien), whether choate or otherwise, upon any Company's properties or assets and the same is not paid on the payment date thereof;

         8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Company's properties or assets;

         8.10 If there is a default under any Indenture, any Notes or in any Material Contract to which any Company is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of any Company's obligations thereunder;

         8.11 If any Company makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12 If any material misstatement, misrepresentation or omission exists now or hereafter in any warranty, representation, statement, or report made to Lender Group by any Company or any officer, employee, agent, or director of a Company, or if any such warranty or representation is withdrawn; or

         8.13 If the obligation of any Subsidiary Guarantor under its guaranty made pursuant to Section 18 or other third Person under any Loan Document is limited or terminated by operation of law or by such Subsidiary Guarantor or other third Person, or any such Subsidiary Guarantor or other third Person becomes the subject of an Insolvency Proceeding.

    9.   LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Administrative Agent may, pursuant to Sections 17.4 and 17.5, without notice of its election and without demand, do or cause Collateral Agent to do any one or more of the following, all of which are authorized by the Companies:

              (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

              (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender Group;

              (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender Group, but without affecting Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

              (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Administrative Agent considers advisable, and in such cases, Collateral Agent will credit Borrower's Loan Account with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

              (e) Intentionally Omitted;

              (f) Without notice to or demand upon any Company, make such payments and do such acts as Administrative Agent considers necessary or reasonable to protect the security interests in the Collateral of Administrative Agent (for the benefit of Lender Group). The Companies agree to assemble the Personal Property Collateral if Administrative Agent so requires, and to make the Personal Property Collateral available to Administrative Agent as Administrative Agent may designate. The Companies authorize the Agents to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in the Agents' determination appears to conflict with the security interests of the Administrative Agent and to pay all expenses incurred in connection therewith. With respect to any of the Companies' owned or leased premises, the Companies hereby grant the Agents a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

              (g) Without notice to the Companies (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Companies held by Lender Group (including any amounts received in the Lockbox Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of the Companies held by Lender Group;

              (h) Hold, as cash collateral, any and all balances and deposits of the Companies held by Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

              (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Subject to the provisions of applicable law, Collateral Agent is hereby granted a license or other right to use, without charge for the benefit of Lender Group, the Companies' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, servicemarks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and the Companies' rights under all licenses and all franchise agreements shall inure to Lender Group 's benefit;

              (j) Subject to the provisions of applicable law, sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Companies' premises) as the Agents determine is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

              (k) Administrative Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                  (1) Administrative Agent shall give Borrower (as agent for the Companies) and each holder of a security interest in the Personal Property Collateral who has filed with the Agents a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                  (2) the notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least five (5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to the Agents;

                  (3) if the sale is to be a public sale, the Administrative Agent also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

              (l) the Administrative Agent may credit bid and purchase at any public sale; and

              (m) any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by the Administrative Agent to Borrower.

         9.2 Assignment of Claims Act Notices. At such time as an Event of Default has occurred and is continuing or Administrative Agent deems itself insecure, the Agents may file with the applicable Account Debtor and with any other required Persons any Assignment of Claims Act Notice delivered to Administrative Agent in accordance with this Agreement.

         9.3 Remedies Cumulative. Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender Group of one right or remedy shall be deemed an election, and no waiver by Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by Lender Group shall constitute a waiver, election, or acquiescence by it.

   10.   TAXES AND EXPENSES.

         If any Company fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Administrative Agent determines that such failure by such Company could result in a Material Adverse Change, in its discretion and without prior notice to any Company, Administrative Agent may do, or may cause Collateral Agent, to do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Administrative Agent deems necessary to protect Lender Group from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Administrative Agent deems prudent. Any such amounts paid or caused to be paid by Administrative Agent shall constitute Lender Group Expenses. Any such payments shall not constitute an agreement by Lender Group to make similar payments in the future or a waiver by Lender Group of any Event of Default under this Agreement. Administrative Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

   11.   WAIVERS; INDEMNIFICATION.

         11.1 Demand; Protest; etc. Each Company waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender Group on which such Company may in any way be liable.

         11.2 Lender Group's Liability for Collateral. So long as Lender Group complies with its obligations, if any, under Section 9-207 of the Code, Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by the Companies.

         11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

   12.   NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower, the other Companies or the Agents, as the case may be, at its address set forth below:

         If to Borrower or                ICF KAISER INTERNATIONAL, INC.
         the other Companies:             9300 Lee Highway
                                          Fairfax, Virginia 22031-1207
                                          Attn.:   Mr. Timothy P. O'Connor
                                                   Chief Financial Officer
                                          Fax No.: (703) 934-3528

         with copies to:                     (i)  ICF KAISER INTERNATIONAL, INC.
                                             9300 Lee Highway
                                             Fairfax, Virginia  22031-1207
                                             Attn.: General Counsel
                                             Fax No.:  (703) 934-3029; and

                                             (ii)  SQUIRE, SANDERS & DEMPSEY
                                              L.L.P.
                                             1201 Pennsylvania Ave., N.W.
                                             Washington, D.C.  20044-0407
                                             Attn.:  James J. Maiwurm, Esq.
                                             Fax No.:  (202) 626-6780

         If to Administrative
         Agent:               MADELEINE L.L.C.
                              450 Park Avenue
                              New York, New York  10022
                              28th Floor
                              Attn.:  Mr. Kevin P. Genda
                              Fax No.:  (212) 755-3009

          with copies to:     SCHULTE ROTH & ZABEL LLP
                              900 Third Avenue
                              New York, New York  10022
                              Attn.:  Frederic L. Ragucci, Esq.
                              Fax No.:  (212) 593-5955

          If to Collateral
                     Agent: At such address as the Collateral Agent has provided to Borrower and Lenders in writing.

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 12, other than notices by Administrative Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. The Companies acknowledge and agree that notices sent by Administrative Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

     13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF ADMINISTRATIVE AGENT, IN ANY OTHER COURT IN WHICH ADMINISTRATIVE AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE COMPANIES AND LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. THE COMPANIES AND LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE COMPANIES AND LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER

AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.  DESTRUCTION OF DOCUMENTS.

          All documents, schedules, invoices, agings, or other papers delivered to any Agent may be destroyed or otherwise disposed of by such Agent four (4) months after they are delivered to or received by such Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

          15.1  Assignments and Participations.

                (a) Any Lender may, with the written consent of Administrative Agent (and, in the case of an assignment to any financial institution that is organized outside of the United States or that maintains its chief executive office outside of the United States, the Borrower), assign and delegate to one or more financial institutions (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that the parties hereto may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Administrative Agent (A) a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit 15.1 and (B) such form or forms as Borrower has requested and as may be required under the United States Foreign Ownership, Control and Influence laws and regulations as to which any Company may be subject; and (iii) the assignor Lender or Assignee has paid to Administrative Agent for Administrative Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Administrative Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                (b) From and after the date that Administrative Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower, the Companies and the Assignee.

                (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Companies or the performance or observance by the Companies of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agents, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                (e) Any Lender may at any time, with the written consent of Administrative Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations owing to such Lender, such Lender's Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Administrative Agent shall be required in connection with any sale of such participating interests by a Lender to an Affiliate of such Lender); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Companies and each Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating;
(D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; or (F) subordinate the Liens of Administrative Agent for the benefit of the Lender Group to the Liens of any other creditor of any Company; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of set-off without the notice to and consent of Administrative Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, each Agent, Borrower, the Subsidiary Guarantors, the Collections, the Collateral, or otherwise in respect of the Advances or the Letters of Credit. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of Lender Group, and no Company shall have any rights as a third party beneficiary of any of such provisions.

                (f) In connection with any such assignment or participation or proposed assignment or participation, subject to Section 17.16(d), a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to the Companies' business.

                (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                (h) Madeleine, in its capacity as a Lender, and an Assignee have executed and delivered an Assignment and Acceptance as of the Closing Date and the rights and duties of Madeleine as a Lender and of any other Assignee of Madeleine as a Lender are subject to such Assignment and Acceptance.

          15.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that no Company may assign this Agreement or any rights or duties hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by Lenders shall release any Company from the Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1, no consent or approval by any Company is required in connection with any such assignment.

     16.  AMENDMENTS; WAIVERS.

          16.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Company therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent and Required Lenders (or by Administrative Agent at the written request of Required Lenders), Borrower and the Subsidiary Guarantors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders, Borrower and the Subsidiary Guarantors, and acknowledged by each Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, which is required for Lenders or any of them to take any action hereunder;

               (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change Section 2.1(b);

               (f) amend this Section 16.1 or any provision of this Agreement providing for consent or other action by all Lenders;

               (g) release Collateral other than as permitted by Section 17.11;

               (h) change the definition of "Required Lenders" or "Pro Rata Share";

               (i) release Borrower or any Subsidiary Guarantor from any Obligation for the payment of money;

               (j) amend any of the provisions of Article 17 or Section 2.1(k);
     or

               (k) subordinate the Liens of Administrative Agent for the benefit of the Lender Group to the Liens of any other creditor of any Company.

          and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Administrative Agent to make Advances or Agent Advances, or the Collateral Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(d), (e), (f), (g), (h), or (k). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of Lender Group among themselves, and that does not affect the rights or obligations of the Companies, shall not require consent by or the agreement of the Companies.

          16.2 No Waivers; Cumulative Remedies. No failure by any Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and any Agent and/or any Lender, or delay by any Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Agent or Lenders on any occasion shall affect or diminish each Agent's and each Lender's rights thereafter to require strict performance by any Company of any provision of this Agreement. Each Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which any Agent or any Lender may have.

     17.  AGENT; LENDER GROUP.

          17.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Madeleine as its Administrative Agent under this Agreement and the other Loan Documents and authorizes Madeleine to select the Collateral Agent after consultation with Borrower. Each Lender hereby irrevocably authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of each Agent and Lenders, and the Companies shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of the Companies. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to each Agent, Lenders agree that Administrative Agent shall have the right to exercise the following powers and to delegate the exercise of any such powers to any other Agent as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Letters of Credit, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of Lender Group with respect to Borrower, the Advances, the Letters of Credit, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

          17.2  Delegation of Duties.  Except as otherwise provided in this
Section 17.2, any Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section 17.2 and without gross negligence or willful misconduct. The foregoing notwithstanding, no Agent shall make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

          17.3 Liability of Agent-Related Persons-. None of Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Company, or any Subsidiary or Affiliate of any Company, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Company, or of any Company's Subsidiaries or Affiliates.

          17.4 Reliance by Agent. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders or all Lenders, as applicable, and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of willful misconduct. If any Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

          17.5 Notice of Default or Event of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to such Agent for the account of such Agent or Lenders, except in the case of the Administrative Agent with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Administrative Agent has actual knowledge, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Administrative Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Administrative Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 17.4, Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders; provided, however, that:

               (a) At all times, Administrative Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Administrative Agent to the contrary in writing within three (3) days of notification of such proposed actions by Administrative Agent) exercise or cause Collateral Agent to exercise, any remedies on behalf of Lender Group; and

               (b) At all times, once Administrative Agent and Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Administrative Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take or cause Collateral Agent to take all other actions reasonably incidental thereto (for example, if Required Lenders approve the foreclosure of certain Collateral, Administrative Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

          17.6 Credit Decision. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Companies and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by such Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

          17.7 Costs and Expenses; Indemnification. Any Agent may incur and pay Lender Group Expenses to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including, without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse any Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Administrative Agent is authorized and directed to direct Collateral Agent to deduct and retain sufficient amounts from Collections to reimburse any Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event any Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses

(including attorney fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of such Agent.

          17.8 Agents in Individual Capacity. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with any Company and any Company's Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Agent were not an Agent hereunder without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, any Agent and its Affiliates may receive information regarding Borrower, the other Companies and their Affiliates and any other Company or Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Agent will use its reasonable best efforts to obtain), such Agent shall be under no obligation to provide such information to them. With respect to Agent Advances, Madeleine shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent, and the terms "Lender" and "Lenders" include Madeleine in its individual capacity. With respect to Agent Loans, Collateral Agent, in its individual capacity and not in its capacity as Collateral Agent, shall, if it is a Lender hereunder, have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Collateral Agent, and the terms "Lender" and "Lenders" shall, in such case, include Collateral Agent in its individual capacity.

          17.9 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent following notice of such resignation ("Notice") to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Administrative Agent. If Administrative Agent resigns under this Agreement, Required Lenders shall appoint any Lender as successor Administrative Agent for Lenders. If no successor Administrative Agent is appointed within thirty (30) days of such retiring Administrative Agent's Notice, the resigning Administrative Agent may appoint a successor Administrative Agent, after consulting with Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers, and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          17.10  Withholding Tax.

                 (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                     (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Administrative Agent and Collateral Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Administrative Agent and Collateral Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Administrative Agent and Collateral Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

                (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                (d) If any Lender is entitled to a reduction in the applicable withholding tax, Collateral Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 17.10 are not delivered to Agents, then Collateral Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent, Collateral Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent, Collateral Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Administrative Agent, Collateral Agent and Borrower fully for all amounts paid, directly or indirectly, by Administrative Agent, Collateral Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent, Collateral Agent or Borrower under this Section 17.10, together with all costs and expenses (including attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation of Administrative Agent or Collateral Agent.

          17.11  Collateral Matters.

                 (a) Lenders hereby irrevocably authorize Administrative Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by or on behalf of Borrower of all Obligations; and upon such termination and payment Administrative Agent shall deliver to Borrower (on behalf of all the Companies), at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Administrative Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Company owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Administrative Agent will not release any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any material portion of the Collateral, of all Lenders or (z) otherwise, of the Required Lenders. Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) the Agents shall not be required to execute any document necessary to evidence such release on terms that, in either Agent's opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of any Company in respect of) all interests retained by any Company, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (b) No Agent shall have any obligation whatsoever to any Lender to assure that the Collateral exists or is owned by a Company, is cared for, protected, or insured or has been encumbered, or that the Liens of Administrative Agent (for the benefit of Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agents pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agents may act in any manner they may deem appropriate, absent gross negligence or willful misconduct, in their sole discretion given the Agents' own interest in the Collateral in their capacity as Lenders and that the Agents shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

          17.12  Restrictions on Actions by Lenders; Sharing of Payments.

                 (a) Each of Lenders agrees that it shall not, without the express consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Administrative Agent, set off against the Obligations any amounts owing by such Lender to any Company or any accounts of any Company now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so by Administrative Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                 (b) Subject to Section 17.8, if, at any time or times, any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Collateral Agent pursuant to the terms of this Agreement, or (ii) payments from Collateral Agent in excess of such Lender's Pro Rata Share of all such distributions by Collateral Agent, such Lender shall promptly (1) turn the same over to Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to Collateral Agent, or in same day funds, as applicable, for the account of all of Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

          17.13 Agency for Perfection. Each Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of Lender Group in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor, shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent's instructions.

          17.14 Payments by Collateral Agent to Lenders. All payments to be made by Collateral Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Collateral Agent. Concurrently with each such payment, Collateral Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

          17.15 Concerning the Collateral and Related Loan Documents. Each member of Lender Group authorizes and directs Administrative Agent to enter into, or to cause Collateral Agent to enter into, this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of Lender Group. Each member of Lender Group agrees that any action taken by Administrative Agent, Collateral Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Administrative Agent, Collateral Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

          17.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender:

                 (a) is deemed to have requested that Collateral Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Administrative Agent or Collateral Agent, and Collateral Agent shall so furnish each Lender with such Reports;

                 (b) expressly agrees and acknowledges that neither Collateral Agent nor Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                 (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Collateral Agent or other party performing any audit or examination will inspect only specific information regarding the Companies and will rely significantly upon the Companies' Books, as well as on representations of the Companies' personnel;

                 (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by the Companies that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to comply with this Section 17.16(d) as if it were a Lender hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                 (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent or Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans to Borrower; and (ii) to pay and protect, and indemnify, defend, and hold any Agent or Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by such Agent or Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

          In addition to the foregoing: (x) any Lender may from time to time request of any Agent in writing that such Agent provide to such Lender a copy of any report or document provided by Borrower or other Company to such Agent, and, upon receipt of such request, such Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that such Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request any Agent to exercise such right as specified in such Lender's notice to such Agent, whereupon such Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, such Agent promptly shall provide a copy of same to such Lender; and (z) any time that Collateral Agent renders to Borrower a statement regarding the Loan Account, Collateral Agent shall send a copy of such statement to each Lender.

          17.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of the Agents to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of Lender Group shall have any liability for the acts of any other member of Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     18.  GUARANTY

          18.1. Guaranty. Each Subsidiary Guarantor, jointly and severally, hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all the Obligations, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Borrower whether or not a claim for post-filing interest is allowed in such proceeding), fees, expenses, indemnifications or otherwise, and
(ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by Lender Group in enforcing its rights under this Section 18.

          18.2.  Obligations Unconditional.

                       (i) Each Subsidiary Guarantor, jointly and severally, hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender Group with respect thereto. Each Subsidiary Guarantor agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by Lender Group to any Collateral. The obligations of each Subsidiary Guarantor under this
Section 18 are independent of the obligations of Borrower under this Agreement and the other Loan Documents and a separate action or actions may be brought and prosecuted against any or all of the Subsidiary Guarantors to enforce this
Section 18 and the guaranty made pursuant hereto irrespective of whether any action is brought against Borrower or whether Borrower is joined in any such action. The liability of the Subsidiary Guarantors hereunder shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document (including the creation or existence of any Obligations in excess of the amounts permitted by any lending formulas contained in this Agreement);
(iii) any exchange or release of, or non-perfection of any Lien on, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; (iv) the existence of any claim, set-off, defense or other right that any Subsidiary Guarantor may have against any Person, including the Agents or the Lenders; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Subsidiary Guarantor in respect of the Obligations.

                       (ii)  The guaranty granted pursuant to this Section 18
(i) is a continuing guaranty and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by Borrower pursuant hereto shall have been satisfied in full after the Commitments shall have been terminated, (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender Group upon the insolvency, bankruptcy or reorganization of Borrower or any Company or otherwise, all as though such payment had not been made, and (iii) shall be binding upon each Subsidiary Guarantor and each of their respective successors and assigns.

          18.3.  Waivers.

                 (a) Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation, (iii) notice of any action taken by Lender Group or Borrower or other Subsidiary Guarantor or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Subsidiary Guarantors hereunder, the omission of or delay in which, but for the provisions of this Section 18.3, might constitute grounds for relieving such Subsidiary Guarantor of its obligations hereunder, (v) any right to compel or direct the Agents or the Lenders to seek payment or recovery of any amounts owed under this
Section 18 from any one particular fund or source, (vi) any requirement that the Agents or the Lenders protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral, and (vii) any other defenses available to Borrower or the Subsidiary Guarantors. All such waivers by the Subsidiary Guarantors shall be effective only to the extent permitted by applicable law.

                 (b) To the fullest extent permitted by applicable law, each Company expressly waives any suretyship defenses under New York law or other applicable law to the enforcement of the Loan Agreement, or to the enforcement of any other Loan Document, or to any rights of the Lender Group or Agents on behalf thereof created or granted hereby or thereby, or to the recovery by the Lender Group or Agents for the benefit of the Lender Group against any Company or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale of any collateral, whether real or personal, from time to time securing any of the Obligations, even though such a foreclosure or sale may impair the subrogation rights of one or more of the Companies and may preclude one or more of the Companies from obtaining reimbursement or contribution from other Companies.

                 (c) Each Company hereby agrees to keep each other Company fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Company hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Company, and of the ability of each other Company to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Company hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that neither the Lender Group nor Agents shall have a duty to inform any Company of any information pertaining to the business, affairs, finances, or financial condition of any other Company, or pertaining to the ability of any other Company to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Companies to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Companies. To the fullest extent permitted by applicable law, each Company hereby expressly waives any duty of the Lender Group or Agents to inform any Company of any such information.

          18.4. Subrogation. Until such time as the Obligations have been satisfied in full and all Commitments have been terminated, each Subsidiary Guarantor hereby irrevocably agrees, that it will not exercise any and all rights which it has or may have at any time or from time to time (whether arising directly or indirectly by operation of law or contract) to assert any claim against Borrower or any other Subsidiary Guarantor on account of any payments made under this Agreement, including, without limitation, all existing and future rights of subrogation, reimbursement, exoneration, contribution and/or indemnity. If any amount shall be paid to a Subsidiary Guarantor on account of the enforcement of such rights at any time when all of such Obligations and all other Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agents or the Lenders, shall be segregated from the other funds of such Subsidiary Guarantor and shall forthwith be paid over to the Collateral Agent to be applied in whole or in part against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

          18.5. No Waiver; Remedies. No failure of Lender Group to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

          18.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by Borrower in respect of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Subsidiary Guarantors, or any one of them, forthwith on demand by Administrative Agent.

          18.7 Joinder of Additional Subsidiary Guarantors. Borrower shall cause each of its Subsidiaries that are not Subsidiary Guarantors on the Closing Date, other than (1) Subsidiaries described in Schedule 5.3, (2) Subsidiaries organized under the laws of any jurisdiction outside of the United States of America, (3) Subsidiaries that do not conduct any business and do not own any assets with a fair market value in excess of $5,000,000 in the aggregate for all such Subsidiaries or $1,000,000 for any such individual Subsidiary or (4) ICF Kaiser Engineers Eastern Europe, Inc. and ICF Kaiser Technology Holdings, Inc., as long as either such Subsidiary listed in this clause (4) owns no assets, other than equity interests in another Person, and conducts no business, to execute and deliver to the Administrative Agent, promptly and in any event within five (5) days after such Subsidiary or Subsidiaries commence business or obtain ownership of assets in excess of the Dollar amounts specified in the foregoing clause (3), (A) a Joinder Agreement substantially in the form attached hereto as Exhibit 18.7, (B) Annex I to a Pledge Agreement, appropriately completed, providing that all of the capital stock of such Subsidiary shall be pledged to Lender Group as collateral security for the Obligations and deliver to the Administrative Agent the certificates representing such capital stock, together with instruments of assignment and transfer in such form as the Administrative Agent may request, and (C) such other agreements, instruments, approvals, UCC-1 financing statements or other documents or instruments requested by the Administrative Agent which provide that such Subsidiary shall become bound by the guaranty set forth in this Section 18 and all of the terms, covenants and agreements contained in the Loan Documents applicable to Subsidiary

Guarantors and that the assets of such Subsidiary shall become Collateral for the Obligations and, in connection with such deliveries, cause to be delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a favorable written opinion of counsel satisfactory to the Administrative Agent as to such matters as the Administrative Agent may reasonably request. Upon satisfaction of the conditions set forth in this
Section 18.7, such Subsidiary shall become a Subsidiary Guarantor and a Company hereunder and under the other Loan Documents to the same extent as if such Subsidiary had been a party hereto and thereto on the Closing Date.

     19.  GENERAL PROVISIONS.

          19.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, each of the Subsidiary Guarantors, each Agent, and each of the Lenders.

          19.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and permitted assigns to the extent set forth in Section 15.

          19.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          19.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender Group or the Companies, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          19.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          19.6 Amendments in Writing. This Agreement can only be amended by a writing in accordance with Section 16.

          19.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          19.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Subsidiary Guarantor of the Obligations or the transfer by either or both of such parties to Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          19.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.

                         Borrower:

                         ICF KAISER INTERNATIONAL, INC.,
                         a Delaware corporation

                         By         /s/ Timothy P. O'Connor
                         Name:      Timothy P. O'Connor
                         Title:     Senior Vice President

                         Administrative Agent and Lender:

                         MADELEINE L.L.C.
                         a New York limited liability company

                         By         /s/ Kevin Genda
                         Name:      Kevin Genda
                         Title:


                         Subsidiary Guarantors:

                              1  CLEMENT INTERNATIONAL CORPORATION,
                                 a Delaware corporation

                                 By   /s/ Timothy P. O'Connor
                                 Name:  Timothy P. O'Connor
                                 Title:  Treasurer

                              2  CYGNA CONSULTING ENGINEERS &
                                 PROJECT MANAGEMENT INC.,
                                 a California Corporation

                                 By   /s/ Timothy P. O'Connor
                                 Name: Timothy P. O'Connor
                                 Title: Treasurer

                              3  CYGNA GROUP, INC.,
                                 A DELAWARE CORPORATION

                                 By   /s/ Timothy P. O'Connor
                                 Name:  Timothy P. O'Connor
                                 Title:  Treasurer

                              4  EDA, INCORPORATED,
                                 a Maryland corporation

                                 By   /s/ Timothy P. O'Connor
                                 Name:  Timothy P. O'Connor
                                 Title:  Treasurer

                              5  EXCELL DEVELOPMENT CONSTRUCTION, INC.,
                                 a Delaware corporation

                                 By   /s/ Timothy P. O'Connor
                                 Name:  Timothy P. O'Connor
                                 Title:  Treasurer

                              6  GLOBAL TRADE & INVESTMENT, INC.,
                                 a Delaware corporation

                                 By   /s/ TImothy P. O'Connor
                                 Name:  Timothy P. O'Connor
                                 Title:  Treasurer

                              7  HENRY J. KAISER COMPANY,
                                 a Nevada corporation

                                 By   /s/ Timothy P. O'Connor
                                 Name:  Timothy P. O'Connor
                                 Title:  Treasurer

                              8  ICF INCORPORATED,
                                 a Delaware Corporation

                                 By   /s/ Timothy P. O'Connor
                                 Name:  Timothy P. O'Connor
                                 Title:  Treasurer

                              9  ICF INFORMATION TECHNOLOGY, INC.,
                                 a Delaware Corporation

                                 By   /s/ Timothy p. O'Connor
                                 Name:  Timothy P. O'Connor
                                 TItle:  Treasurer

                              10  ICF KAISER ADVANCED TECHNOLOGY, INC.,
                                  an Idaho corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  TItle:  Treasurer

                              11  ICF KAISER ENGINEERS, INC.,
                                  an Ohio corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              12 ICF KAISER ENGINEERS (CALIFORNIA) CORPORATION, a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              13  ICF KAISER ENGINEERS CORPORATION,
                                  a New York Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              14  ICF KAISER ENGINEERS GROUP, INC.,
                                  a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              15 ICF KAISER ENGINEERS MASSACHUSETTS, INC., a Delaware Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  TItle:  Treasurer

                              16  ICF KAISER ENGINEERS PACIFIC, INC.,
                                  a Nevada corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              17  ICF KAISER EUROPE, INC.,
                                  a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              18  ICF KAISER/GEORGIA WILSON, INC.,
                                  a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              19  ICF KAISER GOVERNMENT PROGRAMS, INC.,
                                  a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              20  ICF KAISER HANFORD COMPANY,
                                  a Delaware Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              21  ICF KAISER HOLDINGS UNLIMITED, INC.,
                                  a Delaware Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  TItle:  Treasurer

                              22  ICF KAISER NETHERLANDS, B.V.,
                                  a Netherlands company

                                  By its Managing Directors:

                                  ICF Kaiser Holdings Unlimited, Inc.,
                                  a Delaware corporation
                                  Represented by:

                                  /s/ Timothy P. O'Connor
                                  Timothy P. O'Connor
                                  Treasurer

                                  ICF Kaiser Engineers Eastern Europe, Inc.,
                                  a Delaware corporation
                                  Represented by:

                                  /s/ Timothy P. O'Connor
                                  Timothy P. O'Connor
                                  Treasurer

                              23  ICF KAISER OVERSEAS ENGINEERING, INC.,
                                  a DELAWARE corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              24  ICF KAISER REMEDIATION COMPANY,
                                  a Delaware Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              25  ICF LEASING CORPORATION, INC.,
                                  a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              26  ICF RESOURCES INCORPORATED,
                                  a Delaware Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              27 KAISER ENGINEERS AND CONSTRUCTORS, INC., a Nevada Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              28  KAISER ENGINEERS INTERNATIONAL, INC.,
                                  a Nevada Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              29  KE LIVERMORE, INC.,
                                  a Delaware Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              30  KE SERVICES CORPORATION,
                                  a Delaware Corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              31 SYSTEMS APPLICATIONS INTERNATIONAL, INC., a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer

                              32  TUDOR ENGINEERING COMPANY,
                                  a Delaware corporation

                                  By   /s/ Timothy P. O'Connor
                                  Name:  Timothy P. O'Connor
                                  Title:  Treasurer